[Exhibit 99.2]

Subject to completion, dated                          , 200

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 29, 2005)

$                             (Approximate)

FIRST NLC SECURITIZATION TRUST 200  -

Asset-Backed Notes, Series 200  -

First NLC Securitization Trust 200  -  ,

Issuer

First NLC Securitization, Inc.,

Depositor

First NLC Financial Services, LLC,

Originator

[ - ],

Master Servicer and Securities Administrator

Consider carefully the risk factors beginning on page [S-7] of this prospectus supplement and page 8 in the accompanying prospectus.

The notes will represent obligations of the trust only and will not represent interests in or obligations of First NLC Securitization, Inc., any of its affiliates or any other entity.

Neither the notes nor the underlying assets are insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless expressly provided in this prospectus supplement, your securities will not be insured or guaranteed by any person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The following classes of notes are offered by this prospectus supplement and the accompanying prospectus:

Class of Notes	Initial Class Principal Amount(1)	Price to Public	Underwriting Discount	Proceeds to the Depositor(2)
[A]
[M]

(1)	Subject to a permitted variance of plus or minus [ - ]%.
(2)	Before deducting expenses payable by the depositor estimated to be $[ - ].

The assets of the trust will primarily consist of a pool of residential, conventional, first [and second] lien, fixed and adjustable rate, fully amortizing [and balloon] [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements]. [The trust also will hold cash for the purchase of additional assets on or before                          , 200  .]

Delivery of the notes will be made only through the book-entry facilities of the Depository Trust Company, and, upon request, through Clearstream Banking Luxembourg and the Euroclear System on or                          , 200  . The first monthly payment date will be                          , 200  .

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Logo[s] of

Underwriter[s]]

The date of this prospectus supplement is                          , 200  .

Important notice about information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have filed preliminary information regarding the trust’s assets and your notes with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all such preliminary information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates on the front of this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the originator, the depositor, the sellers, the master servicer, the securities administrator, the subservicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Defined terms used but not defined in this prospectus supplement will have the meanings set forth in the prospectus. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

S-i

Table of Contents

Prospectus Supplement

S-ii

USE OF PROCEEDS	S-77
UNDERWRITING	S-78
LEGAL MATTERS	S-78
RATINGS	S-78
CERTAIN CHARACTERISTICS OF THE ASSETS	S-79

S-iii

Table of Contents

Prospectus

Page
SUMMARY OF PROSPECTUS	[ - ]
RISK FACTORS	[ - ]
THE DEPOSITOR	[ - ]
USE OF PROCEEDS	[ - ]
DESCRIPTION OF THE SECURITIES	[ - ]
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS	[ - ]
THE TRUST	[ - ]
CREDIT ENHANCEMENT	[ - ]
ORIGINATION AND SALE OF ASSETS	[ - ]
SERVICING OF THE ASSETS	[ - ]
CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT, THE TRANSFER AND SERVICING AGREEMENT AND THE INDENTURE	[ - ]
CERTAIN LEGAL ASPECTS OF THE ASSETS	[ - ]
FEDERAL INCOME TAX CONSEQUENCES	[ - ]
STATE TAX CONSIDERATIONS	[ - ]
ERISA CONSIDERATIONS	[ - ]
LEGAL INVESTMENT CONSIDERATIONS	[ - ]
PLAN OF DISTRIBUTION	[ - ]
RATINGS	[ - ]
ADDITIONAL INFORMATION	[ - ]
LEGAL MATTERS	[ - ]

S-iv

First NLC Securitization Trust 200  -

Asset-Backed Notes, Series 200  -

Class of Notes	Initial Class Principal Amount(1)	Interest Rate(2)(3)	Maturity Date(4)	Anticipated Ratings ([S&P]/[Moody’s]/[Fitch])(5)	CUSIP Number
[A]
[M]
Total:

(1)	The initial class principal amounts shown above are approximate amounts and subject to a permitted variance of plus or minus [ - ] %.
(2)	The interest rate for each class of notes is the least of (a) one-month LIBOR plus the applicable margin, (b) the available funds rate, and (c) a fixed rate cap of [ - ] % per annum. The interest rate is subject to adjustment.
(3)	On the margin stepup date, the margin on the class A notes will increase to [ - ] times the applicable margin shown above and the margin for each class of class M notes will increase by [ - ] times the applicable margin shown above.
(4)	Assumes the payment date following the latest possible maturity date for any asset plus one month.
(5)	The designation “NR” means that the depositor has not and will not obtain a rating from the respective rating agency for the applicable class of notes.

S-v

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•	While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters that are beyond the control of the parties to the transaction. Accordingly, what actually occurs may be very different from the projections included in this prospectus supplement.

•	Whenever we refer to a percentage of some or all of the assets in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those assets in relation to all of the assets as of the cut-off date unless we specify otherwise. We explain in this prospectus supplement under “Description of the Asset Pool—General” how the scheduled principal balance of a asset is determined.

Issuer and Trust

First NLC Securitization Trust 200  -  , a Delaware statutory trust.

Depositor

First NLC Securitization, Inc.

Sellers

                    , as the sellers, will sell the assets to the depositor.

Originator

All of the assets were originated by First NLC Financial Services, LLC. The originator will make representations in respect of the assets sold to the trust. See “Description of the Asset Pool” in this prospectus supplement.

Indenture Trustee

                    . See “The Indenture Trustee” in this prospectus supplement.

Owner Trustee

                    . See “The Owner Trustee and Securities Administrator” in this prospectus supplement.

Master Servicer, Securities Administrator and Custodian

                    . See “The Subservicer and the Master Servicer” in this prospectus supplement.

Subservicer

                     will service the assets. See “The Subservicer and the Master Servicer” in this prospectus supplement.

Cap Provider

                    . See “The Trust—The Cap Agreement” in this prospectus supplement.

Closing Date

On or about                  , 200  .

Cut-off Date

                 , 200  .

Payment Date

The      day of each month, beginning in              200  . If the      day is not a business day, then the payment date will be the next business day.

The Notes

On the closing date, the trust will issue                      class of class A notes and                      classes of class M notes pursuant to the indenture. The notes will represent obligations of the trust and will be secured by assets held by the trust, which, as of the cut-off date, will consist primarily of approximately                      [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] having an aggregate scheduled principal balance of approximately $            . Any variance between the aggregate principal amount of the notes on the date they are issued and the approximate aggregate principal amount of the notes as reflected in this prospectus supplement will not exceed [ - ]%.

The notes offered by this prospectus supplement will be issued in book-entry form, and will have the initial class principal amounts, interest rates and other features set forth in the table on page S-iv. The notes will be issued in authorized minimum denominations of $[25,000] and integral multiples of $[1] in excess thereof. See “Description of the Notes—General” in this prospectus supplement.

Other Securities

In addition to the                      classes of notes offered by this prospectus supplement, the trust will issue an ownership certificate which will represent the beneficial ownership interest in the trust. The ownership certificate is not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to the ownership certificate is provided only to permit a better understanding of the notes. See “The Trust—General” in this prospectus supplement.

Interest Payments

Interest will accrue on each class of notes at the interest rate for that class as described in this prospectus supplement. The interest rate for each class of notes is set forth on page S-iv of this prospectus supplement.

On each payment date, the interest collections on the assets remaining after the payment of certain trust expenses will be applied to pay interest on the notes and the excess, if any, will be applied as monthly excess cash flow to the extent described in this prospectus supplement. If, after the application of interest proceeds, any current interest on any class of notes would remain unpaid, principal proceeds may be applied to cover such shortfall. Certain payments received by the issuer under the cap agreement will be applied to cover basis risk shortfalls, if any.

See “Description of the Notes—Payments on the Notes—Interest Payments” in this prospectus supplement.

Principal Payments

Principal payments on the notes will generally reflect principal collections on the assets held by the trust. Principal payments on the notes may include a portion of interest collections on the assets, after they have been applied to pay interest due on the notes, to the extent necessary to abate any impairment of the notes or to improve or maintain overcollateralization to the required level as described under “Description of the Notes—Credit Enhancement” in this prospectus supplement. See also “Description of the Notes—Payments on the Notes—Principal Payment Amount” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets in the trust, which are pledged to secure the notes, and to a limited extent, the cap agreement. The trust will have no source of cash other than collections and recoveries on the assets and certain payments under the cap agreement. No other entity will be required or expected to make any payments on the notes.

Credit Enhancement

Credit enhancement is intended to reduce the loss caused to holders of the notes as a result of shortfalls in payments received and losses realized on the assets. The credit enhancement for the notes includes subordination, excess interest and overcollateralization. See “Risk Factors—Risks Related to the Notes” and “Description of the Notes—Credit Enhancement” in this prospectus supplement.

Subordination of Payments

In general, principal proceeds on the assets will be paid pro rata to the noteholders based upon the class principal amounts of the notes as such principal amounts may be impaired from time to time. To the extent that the then-current aggregate class principal amounts of the notes exceed the aggregate scheduled principal balance of the assets, the notes will be deemed to be impaired on such payment date. Such impairment will be attributed first to the class M notes and thereafter the class A notes. To the extent a class of notes has been deemed impaired, the pro rata portion of the principal proceeds to be paid on such class of notes on a payment date will be reduced, potentially to zero.

See “Description of the Notes—Credit Enhancement—Subordination of the Class M Notes” in this prospectus supplement.

Excess Interest

The assets owned by the trust bear an amount of interest that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. This “excess interest” received from the assets each month will be available to absorb realized losses on the assets, abate any impairment and maintain overcollateralization at the required levels. See “Risk Factors—Risks Related to the Notes” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

The overcollateralization amount is the excess, if any, of the aggregate scheduled principal balance of the assets over the aggregate class principal amount of the notes. On the closing date, the aggregate scheduled principal balance of the assets is expected to exceed the aggregate principal amount of the notes by approximately $            , which represents approximately [ - ]% of the aggregate scheduled principal balance of the assets as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization.” After the closing date, to the extent described in this prospectus supplement, a portion of monthly excess cash flow may be applied to pay principal on the notes, which may (a) reduce the principal amount of the notes at a faster rate than the principal amount of the assets is being reduced and (b) achieve and maintain the required level of overcollateralization. We cannot assure you, however, that sufficient excess interest will be generated by the assets to maintain the required level of overcollateralization.

See “Risk Factors—Risks Related to the Notes” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Optional Redemption

Subject to restrictions described in this prospectus supplement,                      may redeem the outstanding notes on the payment date on which the aggregate scheduled principal balance of the assets as of the last day of the related due period is equal to or less than [ - ]% of the aggregate scheduled principal balance of the assets as of the cut-off date. Such redemption will be paid in cash at a price equal to 100% of the aggregate class principal amount of the notes redeemed, plus unpaid interest through the day before the final payment date.

See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Clean-up Call

Subject to restrictions described in this prospectus supplement, the [subservicer] will have a right to purchase the assets when the aggregate principal balance of the assets as of the last day of the related due period is equal to or less than [ - ]% of the aggregate scheduled principal balance of the assets as of the cut-off date. The purchase price will be equal to the greater of (a) 100% of the aggregate class principal amount of the notes redeemed, plus unpaid interest through the day before the final payment date and any unpaid administrative expenses of the trust and (b) the aggregate unpaid principal balance of all assets in the asset pool on that day plus principal and interest proceeds collected or advanced during the related due period.

See “Description of the Notes—Clean-up Call” in this prospectus supplement.

The Assets

On the closing date, the assets in the trust will consist primarily of approximately                      [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] with an aggregate scheduled principal balance of approximately $             as of the cut-off date. The fixed and adjustable-rate assets will be secured by [first and second lien mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages] [mixed residential and commercial properties] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements]. [The assets will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.] [Apartment cooperative loans are secured by a pledge of the stock evidencing an interest in the apartment.] [Manufactured housing installment sales contracts and installment loan agreements may be secured by interests in the manufactured home, real estate on which the manufactured home is located or both.]

Approximately [ - ]% of the assets by their cut-off date balance are hybrid assets. The hybrid assets are fixed rate assets that convert to adjustable rate assets after a specified period of [ - ] or [ - ] years following origination.

Approximately [ - ]% of the assets by their cut-off date balance require monthly payments of interest, but not principal, for a fixed period of five years following origination.

Approximately [ - ]% of the assets by their cut-off date balance are balloon loans which have a lump sum payment of principal due after a [ - ] year period following origination.

Approximately [ - ]% of the assets by their cut-off date balance have original terms to stated maturity of approximately [ - ] years.

Approximately [ - ]% of the assets by their cut-off date balance are secured by second lien mortgages.

The assets in the trust will not be insured or guaranteed by any government agency.

See “Description of the Asset Pool” in this prospectus supplement.

[Pre-Funding Account

The trust may purchase subsequent assets on or before                          , 200   for inclusion in the asset pool. At closing, the indenture trustee will hold in trust from the proceeds of the sale of the notes, approximately $                    , which may be applied to the purchase of subsequent assets. If those funds are not completely used by                          , 200  , any remaining pre-funding amounts will be administered as principal prepayments on the notes. The payment will be made on the payment date immediately following the end of the pre-funding period.]

The Cap Agreement

The trust will have the benefit of a cap agreement that will be entered into on the closing date. The cap agreement is intended primarily to make funds available to pay basis risk shortfall on the notes to the extent not paid by monthly excess cash flow on the payment dates occurring from                      200   to                      200  . On each such payment date, the provider of the cap protection will be obligated to make a payment to the issuer equal to the product of (a) the amount, if any, by which one-month LIBOR (up to a maximum of [ - ]%) exceeds the strike rate for such payment date, (b) the lesser of (i) the notional balance for such payment date and (ii) the aggregate class principal amount of the notes prior to payments on the notes on such payment date and (c) the quotient of (i) the number of days in the related interest accrual period divided by (ii) 360. See “The Trust—Cap Agreement” in this prospectus supplement.

Advances

The subservicer will make advances in respect of scheduled monthly payments of principal and interest on a asset unless the subservicer deems such advances as nonrecoverable from expected proceeds of the asset. If the subservicer does not make such advances, the master servicer will make such advances subject to limitations described in this prospectus supplement unless the master servicer deems such advances as nonrecoverable from expected proceeds of the asset. The subservicer will also make certain servicing advances with respect to payments of taxes and other servicing items.

Tax Status

Based on the facts as they currently exist, Hunton & Williams LLP, tax counsel to the depositor, is of the opinion that for federal income tax purposes the notes will be characterized as debt to the extent that they are issued to parties unrelated to the holder of the ownership certificate. See “Material Federal Income Tax Consequences” in the accompanying prospectus. By acceptance of your note, you will be deemed to have agreed to treat your note as debt for federal, state and local income tax purposes and any other tax measured by income.

[The notes and the trust are structured in a fashion that is intended to avoid the classification of the trust as one or more taxable mortgage pools for federal income tax purposes. If, however, the trust were classified as one or more taxable mortgage pools, the trust would be subject to corporate income tax unless it is wholly owned by a “real estate investment trust” or “REIT,” a “qualified REIT subsidiary,” or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary. Hunton & Williams LLP is of the opinion that, as of the closing date, the trust will not be treated as one or more taxable mortgage pools. However, because the tax rules relating to taxable asset pools are not entirely clear, the owner trust agreement sets forth restrictions on the transferability of the ownership interest in the trust, which is represented by the ownership certificate, that are intended to prevent the trust from becoming subject to corporate income tax.]

[The Issuer will not be a publicly traded partnership or an association taxable as a corporation.]

See “Risk Factors—Risks Related to the Notes” and “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

It is anticipated that the notes will be treated as debt for state law purposes. Accordingly, a purchaser subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should not be treated as having acquired a direct interest in the assets in the trust by reason of its purchase of a note.

Generally, the notes offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, if certain conditions are met. Each fiduciary of an employee benefit plan or an individual retirement account considering a purchase of the notes must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Legal Investment Considerations

The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the notes.

See “Legal Investment Considerations” in this prospectus supplement and the accompanying prospectus.

Ratings of the Notes

It is a condition of the issuance of the notes that they initially be assigned the ratings by [Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.], [Moody’s Investors Service, Inc.] and [Fitch, Inc.] These ratings are set forth on page S-iv of this prospectus supplement.

•	These ratings are not recommendations to buy, sell or hold the notes. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

•	These ratings do not address the possibility that, as a result of principal prepayments, the yields on the notes may be lower than anticipated.

•	These ratings do not address the possibility of noteholders receiving payments in respect of basis risk shortfalls, if any.

See “Ratings” in this prospectus supplement.

Listing

The notes are not listed, and no party to the transaction intends to list the notes, on any exchange or to quote them in the automated quotation system of a registered securities organization.

RISK FACTORS

An investment in the notes issued pursuant to this prospectus supplement involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.

Risks Related to the Notes

Noteholders will have recourse only to assets pledged to secure the notes.

The assets and related cash proceeds pledged to secure the notes and, to a limited extent, the cap agreement will be the only source of payments on the notes. The notes will not be insured or guaranteed by any governmental entity or by the depositor, the sellers, the originator, the master servicer, the subservicer, the securities administrator, the indenture trustee, the owner trustee or any affiliate of the foregoing or by any other person. The noteholders will have no recourse to the issuer or the depositor in the event of a default on the notes, and each noteholder will be deemed to have agreed by the acceptance of its note not to file a bankruptcy petition or commence similar proceedings in respect of the issuer or the depositor.

It may be difficult to resell your notes.

There is currently no secondary market for the notes and there can be no assurance that a secondary market for the notes will develop. Consequently, you may not be able to sell your notes readily or at a price that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed notes have experienced periods of illiquidity and can be expected to experience the same in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risks.

The credit enhancement may be inadequate to avoid a loss on your notes.

The notes are not insured by any financial guaranty insurance policy. The subordination, excess interest and overcollateralization features described in this prospectus supplement are limited in nature and may be insufficient to cover all losses on the assets.

Excess Interest and Overcollateralization

We expect that the assets will generate more interest than is needed to pay interest accrued on the notes and the fees, expenses and indemnification obligations of the trust, at least during certain periods, because the weighted average of the net interest rates on the assets is expected to be higher than the interest rates on the notes. Any remaining interest generated by the assets will be used to absorb realized losses on the assets and to pay principal on the notes as and to the extent described in this prospectus supplement. After these obligations of the trust are satisfied, any available excess interest generated by the assets will be used to achieve or maintain overcollateralization and to cover certain interest shortfalls. Any remaining excess interest will be distributed to the ownership certificate.

On the closing date, the aggregate principal balance of the assets will exceed the aggregate principal amount of the notes by approximately $            . This excess is referred to

in this prospectus supplement as “overcollateralization.” Overcollateralization will be available to absorb realized losses on the assets. We cannot assure you, however, that the assets will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the assets will generate:

•	Prepayments. Every time an asset is prepaid, aggregate excess interest after the date of prepayment will be reduced because that asset will no longer be outstanding and generating interest. The effect of this reduction on your notes will be influenced by the amount of prepaid assets and their characteristics. Prepayment of a disproportionately high number of high interest rate assets would have a negative effect on future excess interest.

•	Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the assets are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay the noteholders. Every time an asset is liquidated or written off, excess interest is reduced because such asset will no longer be outstanding and generating interest.

•	Increases in LIBOR. If one-month LIBOR increases, more cash will be needed to pay interest to the noteholders, and less cash will be available as excess interest to cover realized losses and to restore and maintain required levels of overcollateralization.

•	Extraordinary Expenses. The master servicer and the subservicer will be entitled to indemnification and reimbursement of expenses prior to payment of any amount to noteholders. Payment of disproportionately high expenses to the master servicer or the subservicer would have a negative effect on excess interest any may result in the inability to make payments in full on your notes.

See “Description of the Notes—Credit Enhancement—Excess Interest” and “—Overcollateralization” in this prospectus supplement.

Subordination

In general, principal proceeds on the assets will be paid pro rata to the noteholders based upon the class principal amounts of the notes as such principal amounts may be impaired from time to time. To the extent that the then-current aggregate class principal amount of the notes exceeds the aggregate scheduled principal balance of the assets, the notes will be deemed to be impaired by such excess amount. Any such excess generally will be the result of realized losses on the assets and the utilization of principal proceeds as interest support amounts to cover interest shortfalls. The impairment will be attributed to the notes in reverse alphanumeric order. To the extent a class of notes has been deemed impaired, the pro rata portion of the principal proceeds to be paid on such class of notes will be reduced, potentially to zero. Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

See “Description of the Notes—Credit Enhancement—Subordination of the Class M Notes” in this prospectus supplement.

The interest rates on the notes may be capped depending on movements of the indices on the assets.

All of the adjustable rate assets have interest rates that adjust at different times and/or adjust based on an index other than the one-month LIBOR index that is used to determine the interest rates on the notes. In a rising interest rate environment, the interest rates on the notes may rise before the interest rates on the adjustable rate assets. One-month LIBOR may respond to economic and market factors that differ from those affecting the other indices on which the asset interest rates are based. One-month LIBOR could rise while the other indices are stable or are falling. Even if the other indices move in the same direction, one-month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In addition, in any of these interest rate environments, the interest rates on the notes may be limited by the available funds rate described in this prospectus supplement. Any shortfalls arising from the application of the available funds rate, which are referred to in this prospectus supplement as basis risk shortfalls, will be carried over as described in this prospectus supplement with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and paid to the extent of monthly excess cash flow and any cap payment available therefor on a later payment date.

To offset the effect of basis risk shortfalls arising in such interest rate environments, the trust will enter into a cap agreement to provide limited protection to the notes against such shortfalls. However, we can give you no assurance that amounts, if any, received under the cap agreement will be adequate to protect the notes against such shortfalls because (a) the cap agreement provides payments for a specified range of increases in one-month LIBOR and only covers the assets for a specified period of time and (b) the amount paid under the cap agreement will be calculated based on a notional amount that may be less than the actual principal balance of the assets. In addition, the cap agreement will terminate in              200   and the trust will not receive any further payments thereafter.

An investment in the notes may not be appropriate for some investors.

The notes are complex securities and are not suitable investments for all investors. You should possess, either alone or together with an investment adviser, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the notes unless you understand the prepayment, credit, interest rate, liquidity and market risks associated with the notes.

[The notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell.

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the notes, thereby limiting the market for the notes. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA notes. See “Legal Investment Considerations” in this prospectus supplement and the accompanying prospectus.]

You may experience delays or reductions of payments on your notes if the transfer of the assets to the trust is not considered a sale in the event of bankruptcy.

The transfer of the assets by each seller to the depositor and the subsequent transfer of the assets by the depositor to the trust, will be structured as a sale for contractual and legal purposes rather than a pledge of the assets to secure indebtedness, even though each seller intends to treat the overall transaction as a secured financing for accounting and tax purposes. Notwithstanding the intent of the parties to consider the transfer of the assets to the depositor and then to the trust as sales for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to such seller secured by a pledge of the assets or consolidate the assets with the assets of the seller. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets to the trust as a loan by the trust to the depositor secured by a pledge of the assets or consolidate the assets with the assets of the depositor. The risk of such a recharacterization may be increased by the sellers’ treatment of their respective transfers of the assets as secured financings for tax and accounting purposes. In either case, a recharacterization could prevent timely payments of amounts due on your notes and result in a reduction of payments made on your notes.

[The trust could become a taxable entity.

The notes and the trust are structured in a fashion that is intended to avoid the classification of the trust as one or more taxable mortgage pools for federal income tax purposes. If, however, the trust were classified as one or more taxable mortgage pools, the trust would be subject to corporate income tax unless it is wholly owned by a “real estate investment trust” or “REIT,” a “qualified REIT subsidiary,” or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary. Hunton & Williams LLP is of the opinion that, as of the closing date, the trust will not be treated as one or more taxable mortgage pools. However, because the tax rules relating to taxable mortgage pools are not entirely clear, the Internal Revenue Service could take the position that the trust comprises one or more taxable mortgage pools. If the Internal Revenue Service were to sustain that position, the trust would be subject to corporate income tax unless the trust is owned exclusively by a REIT, qualified REIT subsidiary, or disregarded entity wholly owned by a REIT or qualified REIT subsidiary.

                             initially will own 100% of the ownership certificate, which represents the ownership interest in the trust.                              will represent that it is treated as [a REIT][a qualified REIT subsidiary] [a disregarded entity for federal income tax purposes, that it is wholly owned by a parent entity that qualifies as a REIT], and that it will not undertake any action that would cause the trust to become subject to federal income tax. In addition, in order to prevent the trust from becoming subject to corporate income tax, the related owner trust agreement sets out certain restrictions on the transferability of the ownership certificate. These restrictions are intended to limit the transfer of the ownership certificate to (a) a single entity that qualifies as a REIT, a qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary, (b) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes, or (c) any other entity, provided that an opinion of nationally recognized tax counsel is obtained to the effect that, as of the transfer date, the trust will not be treated as one or more taxable mortgage pools for federal income tax purposes. As a result, it is not anticipated that the trust will become subject to corporate income tax.

Notwithstanding the foregoing, the provisions of the Internal Revenue Code of 1986, as amended, that apply to taxable mortgage pools and REITs are highly technical and complex. If (a) the Internal Revenue Service were to successfully contend that the trust comprises one or more taxable mortgage pools and (b) the holder of the ownership certificate were to fail to qualify as a REIT, qualified REIT subsidiary, or disregarded entity for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary, or the initial holder of the ownership certificate were to transfer the ownership certificate to an entity that does not qualify as a REIT, qualified REIT subsidiary, or disregarded entity for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the trust, which could result in a temporary stay of payments on the notes or a redemption of the notes at a time earlier than anticipated. See “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus.]

Risks Related to Prepayment and Yield

Loan prepayments or repurchases of the assets may adversely affect the average life of, and rate of return on, your notes.

The rate of prepayments on the assets will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, prepayments may increase due to the availability of refinancing at lower interest rates. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on your notes. If prevailing interest rates rise, prepayments on the assets may decrease. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a rate of interest higher than the interest rate on your notes. We cannot predict the rate at which borrowers will prepay their assets.

Borrowers may prepay their assets in whole or in part at any time. Approximately [ - ]% of the assets by their cut-off date balance, however, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from one to three years after origination. These prepayment premiums may discourage borrowers from prepaying their assets during the applicable period.

The timing of payments of principal also may be affected by liquidations of or insurance payments on the assets. In addition,                                 , as the originator, may be required to purchase assets from the trust if certain breaches of representations and warranties in respect of the assets made by it are not cured. In addition, if the subservicer releases a mortgage without first having obtained payment in full of the indebtedness secured by such mortgage, the subservicer will be required to purchase the applicable asset. These purchases will have the same effect on noteholders as prepayments of assets.

A prepayment or purchase of an asset usually will result in a payment of principal on the notes. If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

Refinance programs, which may involve soliciting all or some of the borrowers to refinance their assets, may increase the rate of prepayments on the assets. These programs might be conducted by the originator, the subservicer, the master servicer, any of their affiliates or a third party.

The prepayment experience of the assets may differ significantly from that of other similar assets.

See “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the assets.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your notes.

When an asset is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made rather than for an entire month. This may result in a shortfall in interest collections available for payment on the notes on the related payment date. The subservicer generally is required to cover the shortfall in interest collections attributable to prepayments in full or in part, but only to the extent of its subservicing fee. The master servicer is required to cover these interest shortfalls, to the extent required to be paid, but not actually paid, by the subservicer, up to an amount equal to one half of the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

[If amounts in any pre-funding account are not used to purchase additional assets, you will receive a prepayment on the notes.

As described further in this prospectus supplement, the depositor will deposit a specified amount in a pre-funding account on the date the notes are issued. The deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the notes. Any amounts remaining in the account at the end of the period will be paid as a prepayment of principal to the holders of the notes. The resulting prepayment could adversely affect the yield to maturity of those notes.]

The presence of balloon loans may increase the likelihood of delinquencies on the assets.

Approximately [ - ]% of the assets by their cut-off date balance are balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. The borrower’s ability to make this lump sum payment usually depends on the ability of the borrower to refinance the loan or sell the underlying property, which depends on a number of factors, including:

•	the level of interest rates;

•	the borrower’s equity in the property;

•	general economic conditions;

•	the availability of credit; and

•	the financial condition of the borrower.

If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Hybrid assets may experience faster prepayments than fixed rate assets.

Approximately [ - ]% of the assets by their cut-off date balance are hybrid assets, all of which have a fixed interest rate for the first [ - ] or [ - ] years after origination and then convert to an adjustable interest rate. This type of adjustable-rate asset is commonly referred to as a hybrid asset. The prepayment experience on hybrid assets may differ from the prepayment experience on fixed-rate assets due to provisions which provide for conversion to an adjustable asset interest rate, periodic coupon reset caps and a maximum asset interest rate. In particular, hybrid assets may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid asset approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate assets are only available at rates that are slightly lower or higher than the asset interest rate before adjustment.

Some of the assets have an initial interest-only period, which may result in increased delinquencies and losses with respect to these assets and in lower weighted average lives of the notes.

Approximately [ - ]% of the assets by their cut-off date balance have initial interest-only periods of [ - ] years. During this period, the scheduled payments made by the borrowers will be less than they would be if the assets amortized. In addition, each such asset scheduled principal balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, the notes may receive smaller principal payments during the interest-only period than they would have received if each borrower was required to make monthly payments of interest and principal from the origination of the related asset, except in the case of a prepayment.

After the initial interest-only period, the scheduled monthly payment on these assets will increase, which may result in increased delinquencies by borrowers, particularly if interest rates have increased and the borrowers are unable to refinance. In addition, losses may be greater on these assets as a result of the assets not amortizing during the early years of these assets. Although the amount of principal included in each scheduled monthly payment for a traditional asset is relatively small during the first few years after origination, in the aggregate this amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will result in an impairment to the aggregate class principal amount of the notes.

Assets with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these assets may be significantly different than the performance of assets that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their assets with new assets, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the borrower may affect the delinquency and prepayment rates of these assets.

The presence of these assets will, absent other considerations, result in longer weighted average lives of the notes than would have been the case had these assets not been included in the trust. If you purchase a note at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these assets provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial years of the term of a trust mortgage as a disincentive to prepayment.

Junior lien priority could result in payment delay or loss.

[ - ]% of assets by their cut-off date balance are secured second lien mortgages. Assets secured by second lien mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior asset and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the assets secured by second lien mortgages and prior liens in the aggregate, the noteholders will bear

•	the risk of delay in payments while any deficiency judgment against the borrower may be sought; and

•	the risk of loss if the deficiency judgment cannot be obtained or is not realized.

See “Certain Legal Aspects of the Assets” in the prospectus.

The overcollateralization provisions of the notes will affect the yields to maturity of the notes.

The overcollateralization provisions of the notes will affect the weighted average life of the notes and consequently the yields to maturity of the notes. If the overcollateralization level is reduced below the required level due to losses on the assets, such payments would have the effect of reducing the weighted average lives of the notes. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cash flow as payments of principal on the notes in order to create or maintain the required amount of overcollateralization.

Lack of uniformity of underwriting standards may adversely affect the yields to maturity on the notes.

The assets were originated by the originator generally in accordance with underwriting guidelines of the type described in this prospectus supplement and the accompanying prospectus. These assets may or may not meet the criteria of Fannie Mae’s or Freddie Mac’s guidelines, such as the guidelines’ maximum principal balance, loan-to-value requirements, minimum credit scores or other underwriting criteria. Accordingly, we make no assurance regarding the delinquency, foreclosure and loss experience regarding the assets.

Changes in the values of mortgaged properties related to the assets may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the assets in the trust than on assets originated in strict accordance with Fannie Mae’s or Freddie Mac’s guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related assets.

Any losses resulting from the lack of uniformity of underwriting standards or a reduction in the values of the mortgaged properties may adversely affect the yield to maturity of your notes. See “Description of the Asset Pool—General” in this prospectus supplement for a description of the characteristics of the assets in the asset pool and “Underwriting Guidelines” in this prospectus supplement for a general description of the underwriting guidelines used in originating the assets.

Risks Related to the Assets

Assets originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies.

The underwriting guidelines used in connection with the origination of the assets in the trust consider the credit quality of a borrower and the value of the mortgaged property. The borrowers, however, generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. In addition, no asset is insured under a primary mortgage insurance policy.

As a result of the underwriting guidelines used in connection with the origination of the assets in the trust, these assets are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by assets underwritten in strict accordance with Fannie Mae and Freddie Mac guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to the assets in the trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value. The foregoing characteristics of the assets may adversely affect the value of the notes.

Geographic concentration of assets may adversely affect your notes.

Approximately [ - ]% of the assets by their cut-off date balance are secured by properties located in                 . The rate of delinquencies, defaults and losses on the pool of assets may be higher than if fewer of the assets were concentrated in those states because the following conditions could have a disproportionate impact on the assets concentrated in any one state:

•	weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their assets on time;

•	declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; or

•	a region’s economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

Natural disasters affect various regions of the United States from time to time, which may result in (a) increased losses on the assets secured by properties located in those regions, or (b) in insurance payments that will constitute prepayments of those assets.

For additional information regarding the geographic concentration of the assets, see the geographic distribution table under “Description of the Asset Pool” and Annex A to this prospectus supplement.

Defaults by borrowers on assets in the trust are not insured under primary mortgage insurance policies.

Approximately [ - ]% of the assets by their cut-off date balance have original loan-to-value ratios greater than [ - ]%. None of the assets with original loan-to-value ratios in excess of [ - ]% are covered by a primary mortgage insurance policy. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses and, as a result, the notes may suffer a loss and the yield to maturity of your notes may be adversely affected.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the scheduled principal balance of the related asset, you could suffer a loss on your notes.

Substantial delays could be encountered in connection with the liquidation of delinquent assets. Further, reimbursement of advances made by the subservicer or the master servicer, as the case may be, and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to the noteholders. Unless covered by an insurance policy, if a mortgaged property fails to provide adequate security for the related asset, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover or absorb the loss.

The failure to comply with consumer protection laws may create liabilities on the trust.

A failure by the originator to comply with federal or state consumer protection laws could create liabilities on behalf of the trust. These liabilities could include a reduction in the amount payable under an asset, the inability to foreclose on the related mortgaged property, or liability of the trust to a borrower. The originator will represent and warrant that the origination of each asset materially complied with all applicable requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any asset and that each asset is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects the trust’s interest in any asset would create an obligation on the part of the originator to repurchase or substitute for the asset unless the breach is cured. The failure of the originator to repurchase or substitute for the defective asset or pay the liability, however, could expose the trust to losses.

Effects of recent military action.

The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and other possible future operations, may increase the likelihood that the asset rates of the assets in the trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws. This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. These borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. If any asset in the trust experiences a reduction in the interest rate upon the application of such statutory requirement, less interest will be available for payments on the notes.

The Servicemembers Civil Relief Act also limits the ability of the subservicer to foreclose on an asset during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the assets.

We do not know how many assets have been or may be affected by the application of the Servicemembers Civil Relief Act or similar legislation or regulations.

Usury law in the State of Illinois is uncertain.

A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential assets secured by properties in Illinois with interest rates in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the loan. Prior to this recent ruling, other courts and regulators had ruled (or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of the Illinois statute.

Not more than [ - ]% of the adjustable rate assets are secured by properties in the State of Illinois and have interest ceilings in excess of 8.00% per annum, which means these loans may be subject to the Illinois statute. If any of these assets are found to have been originated in violation of Illinois law, the originator will be required to cure the breach, or repurchase or substitute for the assets, if the violation materially and adversely affects the value of such mortgage loan or the interests of the noteholders therein.

[The return on your notes may be particularly sensitive to the concentration of cooperative loans in the asset pool.

Approximately     % of the Cut-off Date Balance of the assets are cooperative loans. Cooperative loans may present additional risks:

•	In the context of foreclosure following a default by the borrower, in order to complete foreclosure, the servicer in most cases must obtain the approval or consent of the board of directors of the cooperative before transferring the collateral for the cooperative loan. This may limit the ability of the servicer to sell and realize on the value of the collateral.

•	If the servicer forecloses on a cooperative loan, the cooperative will recognize a lender’s lien against proceeds from the sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the cooperative’s rights to sums due under the proprietary lease or occupancy agreement which have become liens on the shares relating to the proprietary lease or occupancy agreement. This could further reduce the amount realized upon a sale of the collateral, which may be less than the outstanding Scheduled Principal Balance of the cooperative loan.

•	The interest of the occupant under proprietary leases or occupancy agreements as to which the cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage on the cooperative. If the cooperative is unable to meet its payment obligations arising under an underlying mortgage, the mortgagee holding the underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. In either case, foreclosure by the holder of an underlying mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the cooperative, or in the case of the assets, the collateral securing the cooperative loans.

•	Because of the nature of cooperative loans, lenders do not require the tenant-stockholder to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the cooperative’s building or real estate may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

The value of an individual dwelling in a cooperative may be adversely affected by changes in debt-levels relating to the cooperative as well as management issues relating to the cooperative.]

[The liquidation proceeds of mixed-use loans may take longer to recover.

Mixed-use loans are assets secured by structures that include both residential dwelling units and space used for retail, professional or other commercial uses. Mixed-use loans represent approximately     % of the Cut-off Date Principal Balance of the assets. Due to the limited market for the type of properties securing mixed-use loans, in the event of a foreclosure, it may take longer to recover proceeds from the liquidation of a mixed-use loan than it would for an asset secured by a one- to four-family dwelling.]

[Underwriting standards for home equity loans vary from conventional loan underwriting standards and may present greater credit risk.

                    ’s underwriting standards are primarily intended to assess the value of the secured property and to evaluate the adequacy of the secured property as collateral for the trust asset and the applicant’s credit standing and ability to repay.                      provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While                     ’s primary consideration in underwriting a trust asset is the value of the secured property as collateral,                      also considers, among other things, a borrower’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the secured property.                     ’s underwriting standards do not prohibit a borrower from obtaining secondary financing from other sources at the time of origination of                     ’s first lien. Any secondary financing would reduce the equity the borrower would otherwise have in the related secured property that is indicated in                     ’s loan-to-value ratio determination. The Depositor believes that                     ’s underwriting standards utilize factors similar to                     ’s underwriting standards in underwriting assets to its underwriting standards.

As a result of the foregoing, the rates of delinquency, foreclosure and bankruptcy on home equity loans in your trust are likely to be higher, and may be substantially higher, than on assets underwritten in a more traditional manner.

Furthermore, changes in the values of secured properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of home equity loans in your trust than on assets originated in a more traditional manner. No assurance can be given that the values of the secured properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.]

[The servicing of home equity loans entails special risks.

The servicing of home equity loans of the type originated by the originators, as compared to the servicing of prime assets, requires special skill and diligence. The servicing of these types of home equity loans generally require more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer began directly servicing home equity loans in         . As a result the servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust. The servicer’s lack of experience in servicing home equity loans may result in greater defaults and losses on the home equity loans. This may result in an accelerated prepayment of your notes and losses on the notes.

Because the servicer commenced its direct servicing operations in         , the servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the servicer’s performance in servicing assets similar to the home equity loans, other than to the limited extent as described under “The Master Servicer and the Servicers” in this prospectus supplement. There can be no assurance that this experience is or will be representative of the performance of the home equity loans.]

[Home equity loans generally have higher loan-to-value ratios and accordingly present a greater risk of loss.

Approximately     % of the home equity loans, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio at origination in excess of     % but will not be covered by a primary mortgage insurance policy. No home equity loan will have a loan-to-value ratio exceeding     % at origination. Home equity loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any home equity loan determined at any time after origination is less than or equal to its original loan-to-value ratio.]

[Defaults may be more frequent for recently originated home equity loans.

Substantially all of the home equity loans were originated within twelve months prior to the cut-off date. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.]

Certain features of the assets may adversely affect your investment in the notes.

The assets have features that create additional risks to investors, including those described below.

•	The principal balances of approximately of the assets (representing approximately % of the assets) were in excess of [$1,000,000] as of , 200 . You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the asset pool as a whole.

•	[Additional characteristics to be identified based on the characteristics of the asset pool.]

DESCRIPTION OF THE NOTES

General

The First NLC Securitization Trust 200  -  , Asset-Backed Notes, Series 200  -   (the “Notes”) will be issued pursuant to the Indenture. Both the Indenture and the Transfer and Servicing Agreement contain provisions that are material to the Notes.

Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to a Current Report on Form 8-K of the Issuer that will be available to purchasers of the Notes at, and will be filed with, the Securities and Exchange Commission. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Notes will consist of the Class A Notes (the “Class A Notes”) and the Class M Notes (the “Class M Notes”). The Notes represent the right to receive payments of interest at the respective rates set forth on page S-iv of this prospectus supplement, payable monthly, and payments of principal to the extent set forth below.

The Notes will be issued in authorized minimum denominations of $[25,000] and integral multiples of $[1] in excess thereof.

The Notes will be secured by the pledge of the assets of the trust (the “Trust Fund”), which consist primarily of:

•	a pool (the “Asset Pool”) of [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] (the “Assets“);

•	accounts that are maintained by the Subservicer, the Master Servicer and the Securities Administrator;

•	property acquired by foreclosure of a mortgage or deed in lieu of foreclosure;

•	the insurance policies covering certain of the Assets or the related mortgaged properties;

•	the rights of the Depositor under the Transfer and Servicing Agreement, the Sale and Servicing Agreement and under the Servicing Agreement[s], as described under “The Trust—Assignment of Assets”;

•	a Cap Agreement covering certain Basis Risk Shortfalls; and

•	all proceeds of the foregoing.

The Trust shall be entitled to (a) all scheduled principal due after the Cut-off Date, (b) all other recoveries of principal collected after the Cut-off Date (less scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date), (c) all payments of interest on the Assets (minus that portion of any such payment which is allocable to any period prior to the Cut-off Date) and (d) all Prepayment Premiums.

The Notes will not represent an interest in or an obligation of, nor will the Assets be guaranteed by, any Seller, the Depositor, the Originator, the Servicing Rights Owner, the Subservicer, the Master Servicer, the Securities Administrator, the Cap Provider, the Owner Trustee, the Indenture Trustee or any of their affiliates.

The equity ownership in the Trust will be evidenced by the Ownership Certificate, which initially will be retained by                     , an affiliate of the Depositor.

Book-Entry Registration

The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants, and for such purpose are referred to as “Book-Entry Notes.” Beneficial Owners will hold their Notes through DTC, Clearstream Banking, société anonyme or the Euroclear System.

The Book-Entry Notes will be represented by one or more global notes having an aggregate principal amount equal to the initial aggregate Class Principal Amount of the Notes registered in the name of the nominee of DTC. FBR Securitization, Inc. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a physical note representing such person’s interest (a “Definitive Note”), except as set forth in limited circumstances described under “Description of the Securities—Book-Entry Procedures and Definitive Securities” in the accompanying prospectus.

See “Description of the Securities—Book-Entry Procedures and Definitive Securities” in the prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Assets; Accounts

On or prior to the Closing Date, the Subservicer will establish and maintain or cause to be established and maintained an account or accounts (each, a “Custodial Account”) for the collection of payments on the assets, insurance proceeds, liquidation proceeds, repurchase proceeds and Monthly Advances, which will be segregated from collections on any other Assets owned or serviced by the Subservicer. On or prior to the Closing Date, the Master Servicer will establish an account generally for the collection of remittances from the Subservicer (the “Collection Account”) and the Securities Administrator will establish a payment account (the “Payment Account”), and each will be maintained for the benefit of the holders of the Notes (the “Noteholders”). On the      day of each month (or, if such      day is not a Business Day, on the immediately following Business Day) (the “Subservicer Remittance Date”), the Subservicer will remit amounts for payment on the Notes from amounts on deposit in the Custodial Account to the Master Servicer for deposit into the Collection Account. On the Business Day prior to the Payment Date, the Master Servicer will withdraw amounts on deposit in the Collection Account and generally remit those amounts to the Securities Administrator for deposit into the Payment Account. On each Payment Date, the Securities Administrator will withdraw the amounts on deposit in the Payment Account to make payments on the Notes and certain administrative expenses.

Funds credited to the Custodial Account may be invested at the discretion of the Subservicer for its own benefit in eligible investments as specified in the Transfer and Servicing Agreement. Similarly, amounts deposited in the Collection Account may be invested at the discretion of the Master Servicer for its own benefit in eligible investments as specified in the Indenture.

Payments on the Notes

General

Payments on each Class of Notes will be made by the Securities Administrator or its designee on each Payment Date, commencing with the Payment Date in              200  , to the persons in whose names the Notes are registered on the Business Day preceding the Payment Date for any Book-Entry Notes, and the last Business Day of the month preceding each Payment Date for any Definitive Notes (the “Record Date”) in an amount equal to the product of the Noteholders’ respective Percentage Interest in such Class of Notes and the amount to be paid on such Class of Notes. The “Percentage Interest” represented by any Note will be equal to the percentage obtained by dividing the initial principal amount of such Note by the initial Class Principal Amount of its Class. For so long as any Note is in book-entry form with DTC, the only “Noteholder” of such Note will be Cede & Co. See “Description of the Notes—Book-Entry Registration” in this prospectus supplement.

Accrued interest on any Note will be calculated based upon a 360-day year and the actual number of days in each Interest Accrual Period. For the initial Payment Date on              200  , the Notes will accrue interest from the Closing Date.

Payments on the Notes will be made to each registered Noteholder entitled to such payments by wire transfer of immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “The Indenture Trustee” in this prospectus supplement.

Interest Payments

On each Payment Date other than a date on which an Indenture Event of Default has occurred and is continuing, as described under “— Indenture Event of Default” below, the Securities Administrator will pay the following amounts, in the following order of priority, out of the Interest Proceeds and the Interest Support Amount, if any, to the extent available:

(1) to the Securities Administrator, the Custodian, the Indenture Trustee and the Owner Trustee, in that order, previously unreimbursed extraordinary costs, liabilities and expenses as provided under the Transfer and Servicing Agreement; provided that the cumulative amount paid under this clause (1) may not, in the aggregate, exceed $             in any twelve consecutive month period;

(2) to the holders of the Class A Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

(3) to the holders of the Class M Notes pro rata by Percentage Interest, the Current Interest for such Class of Notes for such Payment Date;

(4) to the Securities Administrator, the Custodian, the Indenture Trustee and the Owner Trustee, in that order, previously unreimbursed extraordinary costs, liabilities and expenses, as provided under the Transfer and Servicing Agreement, to the extent not paid under clause (1) above, whether as a result of the amount limitation imposed thereunder or otherwise; and

(5) for application as part of Monthly Excess Cash Flow for such Payment Date, as described under “—Application of Monthly Excess Cash Flow” below, any such Interest Proceeds remaining after application of clauses (1) through (4) above.

Principal Payment Amount

On each Payment Date other than a date on which an Indenture Event of Default has occurred and is continuing, the Securities Administrator will pay the following amounts, in the following order of priority, out of the Principal Payment Amount, to the extent available:

(1) to the holders of each Class of Notes, the respective Class Principal Payment Amount for such Class of Notes until the Class Principal Amount of such Class of Notes has been reduced to zero, and such Class Principal Payment Amount to be paid among the holders of each such Class of Notes pro rata by Percentage Interest; and

(2) after the Class Principal Amount of all Classes of Notes have been reduced to zero, for application as part of Monthly Excess Cash Flow for such Payment Date, as described under “—Application of Monthly Excess Cash Flow” below, any Principal Payment Amount remaining after application of clause (1) above.

Application of Monthly Excess Cash Flow

On each Payment Date, the Securities Administrator will remit the following amounts, in the following order of priority, out of Monthly Excess Cash Flow, to the extent available:

(1) if any Class Total Impairment Amount exists with respect to the Class A Notes, to the Class A Notes in reduction of their Class Principal Amount until such Class Total Impairment Amount is reduced to zero;

(2) if any Class Total Impairment Amount exists with respect to any Class M Notes, by order of seniority, (A) to such Class of Notes in reduction of its Class Principal Amount until its Class Current Ratio equals the Target Ratio, and (B) thereafter, to such Class of Notes and all Classes of Notes senior to such Class of Notes in reduction of their Class Principal Amounts pro rata in accordance with their Overall Target Ratios, each until such Class Total Impairment Amount is reduced to zero;

(3) to all Classes of Notes pro rata based upon their respective Target Fractions until the Target Overcollateralization Amount is achieved;

(4) to pay any Basis Risk Shortfall on the Notes sequentially in order of seniority;

(5) to pay any amount of Deferred Interest sequentially in order of seniority; and

(6) to the holder of the Ownership Certificate, any remaining Monthly Excess Cash Flow.

Application of Cap Payments

On each Payment Date, after the application of Monthly Excess Cash Flow under “Description of the Notes—Payment on the Notes—Application of Monthly Excess Cash Flow” above, the Securities

Administrator will remit the Cap Payment, if any, for such Payment Date in the following order of priority:

(1) by order of seniority, to the holders of each Class of Notes with an unpaid Basis Risk Shortfall in reduction thereof; and

(2) to the holder of the Ownership Certificate, any remaining Cap Payment.

Prepayment Premiums

On each Payment Date, any Prepayment Premium received during the related Prepayment Period will be paid to the Ownership Certificateholder and will not be available to make payments on the Notes.

Definitions Relating to the Payments on the Notes

The “Adjusted Class Principal Amount” with respect to any Payment Date and a Class of Notes, prior to giving effect to principal payments made with respect to the Notes on that Payment Date, means an amount equal to (a) the Class Principal Amount of such Class of Notes minus (b) the Class Impairment Amount of such Class of Notes.

The “Available Class Principal Payment Amount” with respect to any Payment Date and each Class of Notes means the excess, if any, of (a) the related Target Class Principal Payment Amount over (b) the related Class Incremental Impairment Amount.

The “Available Class Principal Payment Fraction” with respect to any Payment Date and a Class of Notes means a fraction equal to (a) the Available Class Principal Payment Amount for such Class of Notes over (b) the aggregate Available Class Principal Payment Amounts for all Classes of Notes.

The “Available Funds Rate” for any Payment Date means the per annum rate equal to the product of (a) the quotient of (i) the excess of (A) Interest Proceeds over (B) the amount by which any payment under clause (1) of “Description of the Notes—Payments on the Notes—Interest Payments” exceeds the Interest Support Amount, if any, and (ii) the Adjusted Class Principal Amount of the Notes as of the first day of the related Interest Accrual Period, and (b) 360 divided by the actual number of days in the Interest Accrual Period.

The “Basis Risk Shortfall” with respect to a Class of Notes on any Payment Date means the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class of Notes at the Formula Rate over (ii) the actual amount of Current Interest paid for such Class of Notes, (b) any excess described in clause (a) above for any prior Payment Date that remains unpaid (together with any unpaid interest thereon), and (c) interest accrued during the Interest Accrual Period related to such Payment Date on the amount described in clause (b) above at the Formula Rate applicable to such Class of Notes.

A “Business Day” is any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or the city in which the corporate trust office of the Indenture Trustee, the Securities Administrator or the principal office of the Master Servicer is located, are authorized or obligated by law or executive order to be closed.

The “Class Current Ratio” with respect to any Payment Date and a Class of Notes means, after giving effect to (a) all payments made on such Payment Date under “Description of the Notes—Payments on the Notes—Principal Payment Amount” and (b) those payments that are made ahead of payments under “—Application of Monthly Excess Cash Flow” to the subject Class of Notes, a fraction equal to (x) the Class Principal Amount of such Class of Notes over (y) the sum of (i) the Class Principal Amount of such Class of Notes and (ii) the Class Principal Amount of all Classes of Notes that are senior to such Class of Notes.

The “Class Impairment Amount” with respect to any Payment Date and a Class of Notes means, prior to giving effect to any principal payments made with respect to the Notes on the current Payment Date, the lesser of (a) the Class Principal Amount of such Class of Notes and (b) the amount, if any, by which the sum of the Class Principal Amount of such Class of Notes and all Classes of Notes that are senior to such Class of Notes exceeds the aggregate principal balance of the Assets as of the first day of the related Due Period.

The “Class Incremental Impairment Amount” with respect to any Payment Date and a Class of Notes means the excess, if any, of (a) the amount, if any, by which (i) the sum of the Class Principal Amounts of such Class of Notes and all Classes of Notes that are senior to such Class of Notes prior to giving effect to all principal payments made with respect to the Notes on such Payment Date, exceeds (ii) the sum of (A) the aggregate principal balance of the Assets as of the last day of the Due Period for the current Payment Date (after taking into account any reduction thereof due to Principal Proceeds received, and Realized Losses incurred, during such Due Period and the related Prepayment Period), and (B) the Principal Proceeds received during the related Due Period and Prepayment Period for the current Payment Date, minus (C) the Interest Support Payment for the Current Payment Date, over (b) the Class Impairment Amount of such Class of Notes, if any, for the current Payment Date.

The “Class Principal Amount” with respect to a Class of Notes is the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination.

The “Class Principal Payment Amount” with respect to any Payment Date and each Class of Notes means the product of (a) the Available Class Principal Payment Fraction for such Class of Notes and (b) the Principal Payment Amount for the Payment Date.

The “Class Total Impairment Amount” with respect to any Payment Date and each Class of Notes means the sum of (a) the Class Impairment Amount and (b) the Class Incremental Impairment Amount.

The “Cumulative Realized Loss Rate” with respect to any Payment Date means a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of all Realized Losses incurred on the Assets from the Cut-off Date through the last day of the related Due Period by (b) the aggregate principal balance of the Assets as of the Cut-off Date.

The “Current Fraction” with respect to any Payment Date and a Class of Notes means, prior to giving effect to principal payments made on such Payment Date, a fraction equal to (a) the Adjusted Class Principal Amount of such Class of Notes over (b) the aggregate Adjusted Class Principal Amount of all of the Notes; provided that for the initial Payment Date, the Current Fraction will equal the Target Fraction.

The “Current Interest” with respect to any Payment Date and each Class of Notes is the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate for such Class of Notes on the Class Principal Amount of such Class immediately prior to such Payment Date; provided, however, that in the case of the Class M Notes and any Payment Date, Current Interest shall be reduced by the amount of Deferred Interest for such Class for such Payment Date.

The “Deferred Interest” for any Class M Notes and any Payment Date means the sum of (a) the interest accrued during the related Interest Accrual Period at the applicable Formula Rate on the Class Impairment Amount for that Class, (b) any amount described in clause (a) for a prior Payment Date remaining unpaid (together with any unpaid interest thereon), and (c) interest accrued on the amount described in clause (b) above during the Interest Accrual Period related to such Payment Date at the applicable Formula Rate.

The “Delinquency Rate” for any Due Period means the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Assets that are 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Due Period, and the denominator of which is the aggregate principal balance of the Assets as of the close of business on the last day of such Due Period.

The “Due Date” means the day of the month on which the Scheduled Monthly Payment is due on an Asset, exclusive of any days of grace, as specified in the related mortgage note.

The “Due Period” with respect to a Payment Date is the period commencing on the second day of the calendar month immediately preceding the month in which such Payment Date occurs (or the day following the Cut-off Date in respect of the initial Due Period) and ending on the first day of the calendar month in which such Payment Date occurs.

The “Formula Principal Payment Amount” with respect to any Payment Date means an amount equal to the sum of (a) the Principal Proceeds received during the related Due Period and (b) the aggregate of the Class Incremental Impairment Amounts of all Classes of Notes, minus (c) the Interest Support Amount and the Overcollateralization Release Amount on such Payment Date.

The “Formula Rate” for each Class of Notes means the lesser of (a) the per annum interest rate for such Class of Notes calculated as set forth on page S-iv and (b) [ - ]% per annum.

The “Interest Accrual Period” for each Payment Date means the period beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending at the close of business on the calendar day prior to such Payment Date.

The “Interest Proceeds” with respect to any Payment Date, as more fully described in the Transfer and Servicing Agreement, will generally equal the sum of:

(i) all interest collected (other than the interest portion of Prepayment Premiums) or interest advanced in respect of Scheduled Monthly Payments on the Assets during the related Due Period by the Subservicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus: (A) previously unreimbursed Advances due to the Subservicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Assets and (B) the Servicing Rights Fee and the Master Servicing Fee with respect to such Assets;

(ii) any Compensating Interest Payments or payments in respect of Prepayment Interest Shortfall paid by the Subservicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to the related Prepayment Period with respect to the Assets;

(iii) the portion of any Repurchase Price or substitution adjustment amount paid with respect to the Assets during the related Prepayment Period allocable to interest; and

(iv) all liquidation proceeds (less liquidation expenses), insurance proceeds and any other recoveries collected with respect to the Assets during the related Prepayment Period, to the extent allocable to interest.

The “Interest Support Amount” with respect to any Payment Date means the lesser of (a) the excess, if any, of (i) the Target Available Funds Amount for such Payment Date over (ii) the excess, if any, of the Interest Proceeds for such Payment Date over the payment payable in clause (1) of “Description of the Notes—Payments on the Notes—Interest Payments,” and (b) the Principal Proceeds for such Payment Date. The Interest Support Amount, if any, on a Payment Date will be funded with the Principal Proceeds for such Payment Date.

The “Margin Stepup Date” means the first Payment Date on which the aggregate Scheduled Principal Balance of the Assets as of the beginning of the related Due Period is equal to or less than [ - ]% of the Cut-off Date Balance.

The “Monthly Excess Cash Flow” for any Payment Date means the sum of (a) any Interest Proceeds remaining after application thereof pursuant to clauses (1) through (4) under “Description of the Notes—Payments on the Notes—Interest Payments”, (b) any Principal Payment Amount remaining after application thereof pursuant to clause (1) under “Description of the Notes—Payments on the Notes—Principal Payment Amount” and (c) the Overcollateralization Release Amount, if any.

The “Net Asset Rate” is, with respect to any Asset, the asset rate thereof reduced by the sum of the Servicing Rights Fee Rate and the Master Servicing Fee Rate for such Asset.

The “Note Interest Rate” with respect to each Class of Notes means the lesser of (a) the related Formula Rate and (b) the Available Funds Rate.

The “Note Principal Amount” with respect to any Note is the initial principal amount thereof on the Closing Date, less the amount of all principal previously paid with respect to such Note.

The “Overall Target Ratio” with respect to any Class of Notes means a fraction equal to (a) the Target Fraction for such Class of Notes over (b) the sum of the Target Fractions for such Class of Notes and all other Classes of Notes that will be paid simultaneously with such Class of Notes pursuant to clause (2) of “Description of the Notes—Payments on the Notes—Application of Monthly Excess Cash Flow.”

The “Overcollateralization Amount” with respect to any Payment Date means the amount by which the aggregate Scheduled Principal Balance of the Assets as of the last day of the related Due Period exceeds the aggregate Class Principal Amounts of the Notes after payments are made on the Notes on such Payment Date.

The “Overcollateralization Release Amount” for any Payment Date means an amount equal to the lesser of (a) the Principal Proceeds received for that Payment Date, respectively, minus the Interest Support Amount for such Payment Date, and (b) the excess of (i) the Overcollateralization Amount for that Payment Date (assuming all of the Principal Proceeds less the Interest Support Amount is applied as a payment on the Notes on that Payment Date) over (ii) the Target Overcollateralization Amount for that Payment Date.

A “Prepayment Interest Shortfall” as to any Subservicer Remittance Date and each Asset subject to a principal prepayment received during the Prepayment Period with respect to an Asset and any Payment Date is the amount by which one month’s interest at the applicable asset rate on an Asset as to which a voluntary prepayment in full has been made, exceeds the amount of interest payable in connection with such prepayment.

The “Prepayment Period” with respect to any Payment Date means the calendar month preceding the month of such Payment Date.

The “Principal Payment Amount” for any Payment Date means an amount equal to the excess of (a) the Principal Proceeds, over (b) the Overcollateralization Release Amount and the Interest Support Amount, if any, for such Payment Date.

The “Principal Proceeds” with respect to any Payment Date, as more fully described in the Transfer and Servicing Agreement, will generally equal the sum of:

(i) all principal collected or principal advanced in respect of Scheduled Monthly Payments on the Assets during the related Due Period whether by the Subservicer, the Master Servicer or the Indenture Trustee (less unreimbursed Advances due to the Master Servicer, the Subservicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), to the extent allocable to principal) and any unreimbursed Servicing Advances;

(ii) all principal prepayments in full or in part received during the related Prepayment Period on the Assets;

(iii) the Scheduled Principal Balance of each Asset that was purchased by the Originator from the Trust, during the related Prepayment Period;

(iv) the portion of any substitution adjustment amount paid with respect to any Asset repurchased by the Originator during the related Prepayment Period allocable to principal;

(v) all liquidation proceeds (less liquidation expenses), insurance proceeds, real estate owned disposition proceeds and other recoveries collected with respect to such Assets during the related Prepayment Period, to the extent allocable to principal; and

(vi) all other collections and recoveries in respect of principal during the related Prepayment Period (inclusive of any Prepayment Premium).

The “Rolling Three Month Delinquency Rate” with respect to any Payment Date means the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second Payment Dates) immediately preceding months.

The “Stepdown Date” means the later to occur of (a) the Payment Date in              200   and (b) the first Payment Date on which the aggregate Scheduled Principal Balance of the Assets as of the last day of the related Due Period is less than or equal to [ - ]% of the Cut-off Date Balance.

The “Target Available Funds Amount“ for any Payment Date means an amount equal to the lesser of (a) the Interest Proceeds for such Payment Date or (b) the aggregate Current Interest that would be payable on all Notes with the Current Interest on each Class of Notes, for this purpose only, determined using the Formula Rate.

The “Target Class Principal Payment Amount” with respect to any Payment Date and each Class of Notes means the product of (a) the Current Fraction for such Class of Notes and (b) the Formula Principal Payment Amount.

The “Target Fraction” with respect to a Class of Notes means a fraction equal to (a) the Class Principal Amount of such Class of Notes as of the Closing Date over (b) the aggregate Class Principal Amount of all of the Notes as of the Closing Date.

The “Target Overcollateralization Amount” means (a) for any Payment Date prior to the Stepdown Date, approximately [ - ]% of the Cut-off Date Balance, and (b) for any Payment Date on or after the Stepdown Date, the lesser of (i) [ - ]% of the Cut-off Date Balance, and (ii) [ - ]% of the aggregate Scheduled Principal Balance of the Assets as of the last day of the related Due Period, subject to a floor equal to [ - ]% of the Cut-off Date Balance; provided, however, if a Trigger Event has occurred and is continuing on the related Payment Date, the Target Overcollateralization Amount will be the same as the Target Overcollateralization Amount on the preceding Payment Date.

The “Target Ratio” with respect to any Class of Notes means a fraction equal to (a) the Target Fraction for such Class of Notes over (b) the sum of the Target Fractions for such Class of Notes and all other Classes of Notes senior to such Class of Notes.

The “Trigger Event” with respect to any Payment Date, a Trigger Event shall have occurred if the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds [ - ]% of the aggregate Scheduled Principal Balance of the Assets as of the last day of the related Due Period, or if the Cumulative Realized Loss Rate exceeds:

Payment Date Occurring In	Percentage
200 - 200	[ - ]% with respect to 200 , plus an additional [ - ]th of [ - ]% for each month thereafter

200 - 200	[ - ]% with respect to 200 , plus an additional [ - ]th of [ - ]% for each month thereafter

200 - 200	[ - ]% with respect to 200 , plus an additional [ - ]th of [ - ]% for each month thereafter

200 and thereafter	[ - ]%

Measurement of Delinquencies

For each Payment Date, the initial Subservicer will determine the delinquency of an Asset based on the number of days past due on a contractual basis. No asset will be considered delinquent for these purposes until it is one-month past due on a contractual basis.

Determination of LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Accrual Period, or with respect to the first Interest Accrual Period, the second LIBOR Business Day preceding the Closing Date (each such date, a “LIBOR Determination Date“), the Securities Administrator shall determine the London interbank offered rate (“LIBOR“) on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time in the following manner:

(i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places);

(ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The “Reserve Interest Rate” will be either (A) the rate per annum which the Securities Administrator determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks; and

(iii) If on any LIBOR Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Note Interest Rates applicable to the Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Securities Administrator may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated “LIBOR” on the Bloomberg Financial Markets Commodities News.

As used in this prospectus supplement, “Reference Banks” shall mean four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, England, (b) whose quotations appear on the “Bloomberg Screen LIBOR Index Page” (as described in the definition of LIBOR) on the applicable LIBOR Determination Date, and (c) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Depositor on each LIBOR Determination Date. The Reference Banks initially shall be Barclay’s plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIBOR Index Page or in any other way fail to meet the qualifications of a Reference Bank, the Depositor shall use its best efforts to designate alternate Reference Banks.

A “LIBOR Business Day” is any day on which banks in London, England and New York, New York are open and conducting transactions in foreign currency and exchange.

If (a) with respect to any LIBOR Determination Date LIBOR is determined pursuant to clause (iii) above and (b) on the next succeeding LIBOR Determination Date LIBOR will be determined pursuant to such clause (iii) above, then the Depositor shall select an alternative interest rate index over which the Depositor has no control that is used for determining Eurodollar lending rates and is calculated and published (or otherwise made available) by an independent third party, and such alternative interest rate index shall constitute LIBOR for all purposes hereof.

Credit Enhancement

Credit enhancement for the Notes will consist of subordination, excess interest and overcollateralization, in each case as described in this prospectus supplement.

Subordination of the Class M Notes

In general, Principal Proceeds will be paid pro rata to the Noteholders based upon the Class Principal Amounts of the Notes as such Class Principal Amounts may be impaired from time to time, as described in this prospectus supplement. To the extent that the then-current aggregate Class Principal Amount of the Notes exceeds the aggregate Scheduled Principal Balance of the Assets, the Class M Notes will be deemed to be impaired. Any such excess generally will be the result of realized losses on the Assets and the utilization of Principal Proceeds as Interest Support Amounts to cover interest shortfalls on the Notes. The impairment will be attributed to the Notes in reverse alphanumeric order. To the extent a Class of Notes has been deemed impaired, the pro rata portion of the Principal Proceeds to be paid on such Class of Notes will be reduced, potentially to zero. This subordination is intended to enhance the likelihood of receipt by holders of Notes having a more senior Class designation of the full amount of interest and principal payable on such Notes.

Excess Interest

The Assets accrue interest each month in an aggregate amount that is expected to exceed the amount needed to pay monthly interest on the Notes and the fees and expenses of the Subservicer, the Master Servicer, the Securities Administrator, the Servicing Rights Owner, the Custodian, the Owner Trustee and the Indenture Trustee. Such excess interest, if any, from the Assets each month will be available to absorb losses on the Assets and to pay down the Notes to achieve and maintain overcollateralization at the required levels.

Overcollateralization

Credit enhancement with respect to the Notes will be provided by overcollateralization resulting from the aggregate Scheduled Principal Balance of the Assets exceeding the aggregate Class Principal Amounts. On the Closing Date, the initial Overcollateralization Amount is expected to be approximately [ - ]% of the Cut-off Date Balance. The Transfer and Servicing Agreement requires that this Overcollateralization Amount be increased to, and thereafter maintained at, the Target Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of available Monthly Excess Cash Flow to accelerate the payment of the Class Principal Amount of the Notes until the Overcollateralization Amount reaches the Target Overcollateralization Amount. Such application of available Monthly Excess Cash Flow, which consists of interest collections on the Assets paid in part as principal on the Notes, will increase the Overcollateralization Amount.

The application of available Monthly Excess Cash Flow to reduce the aggregate Class Principal Amount of the Notes on any Payment Date will have the effect of accelerating the amortization of the Notes relative to the amortization of the Assets. Any increase in the applicable Target Overcollateralization Amount may result in an accelerated amortization of the Notes until such Target Overcollateralization Amount is reached. Conversely, any decrease in the Target Overcollateralization Amount might result in a decelerated amortization of the Notes until such Target Overcollateralization Amount is reached.

The Transfer and Servicing Agreement generally provides that, on any Payment Date, amounts collected on the Assets in respect of principal to be applied on such Payment Date will be paid to Noteholders in reduction of the Class Principal Amount of the Notes on such Payment Date. If Interest Proceeds are insufficient to pay the aggregate Current Interest on the Notes on such Payment Date, Principal Proceeds may be first applied to cover such shortfall. If the Overcollateralization Amount were reduced to zero, further losses and delinquencies, including reductions in the principal balances of defaulted Assets as a loss mitigation effort by the Subservicer, would result in there not being enough principal and interest collected on the Assets to pay principal amounts first to the Class M Notes in reverse alphanumeric order, and under certain loss scenarios, the Class A Notes.

Payments to the Holder of the Ownership Certificates

On each Payment Date, any portion of the Interest Proceeds and the Principal Payment Amount remaining after making payments of interest and principal due on the Notes and other payments required on such Payment Date may be released to the holder of the Ownership Certificate as provided in the Owner Trust Agreement, free of the lien of the Indenture. Such amounts will not be available to make payments on the Notes on any subsequent Payment Date. See “The Trust-General” and “Description of the Notes—Payment on the Notes—Application of Monthly Excess Cash Flow” in this prospectus supplement.

Maturity Date

The “Maturity Date” for the Notes has been determined to be the Payment Date following the month of the latest scheduled maturity date of any Asset as of the Cut-off Date. The failure to pay the outstanding Class Principal Amount for each Class on the Maturity Date constitutes an Indenture Event of Default.

Optional Redemption

                     may, at its option, redeem the Notes in whole, but not in part, on any Payment Date on which the aggregate Scheduled Principal Balance of the Assets as of the last day of the related Due Period is equal to or less than [ - ]% of the Cut-off Date Balance. Any redemption will be at a price equal to 100% of the aggregate outstanding Note Principal Amount of the Notes, plus accrued and unpaid interest through the day preceding the final Payment Date. Such price will be payable solely in cash. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus. There will be no penalty assessed in connection with such redemption. Notice of redemption must be mailed by the Servicing Rights Owner to the Securities Administrator at least twenty days prior to the Payment Date set for such optional redemption and by the Securities Administrator to the Noteholders at least ten days prior to the Payment Date set for such redemption.

Clean-up Call

The Subservicer may, at its option, purchase all of the Assets on the Payment Date related to a Due Period on which the aggregate Scheduled Principal Balance of the Assets as of the last day of the related Due Period is equal to or less than [ - ]% of the Cut-off Date Balance. The purchase price of the Assets will be equal to the greater of (a) 100% of the aggregate Class Principal Amount of the Notes, plus unpaid interest through the day before the final Payment Date and any unpaid administrative expenses of the Trust and (b) the aggregate unpaid Scheduled Principal Balance of all Assets in the asset pool on that day plus any Principal Proceeds and Interest Proceeds collected or advanced during the related Due Period. The price will be payable solely in cash. The Notes will be retired on that Payment Date with the proceeds of the sale of the Assets to the Subservicer. Notice of a clean-up call must be mailed by the Subservicer to the Securities Administrator at least twenty days prior to the Payment Date set for such clean-up call and by the Securities Administrator to the Noteholders at least ten days prior to the Payment Date set for such clean-up call.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield and Prepayments

General

The effective yield to maturity to the Noteholders will be affected by the rate of principal payments on the Assets and the application of excess interest to retire the Class Principal Amounts of the Notes. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) of the Assets and resulting Prepayment Interest Shortfalls may affect a Noteholder’s yield to maturity. Other factors that may affect yields to maturity include the extent to which Assets bearing higher asset rates prepay at a more rapid rate than Assets with lower asset rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses and the purchase price for the Notes.

If the purchaser of a Note offered at a discount from its initial Class Principal Amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the Assets, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Assets, the actual yield may be lower than that so calculated.

The rate of principal payments on the Assets will also be affected by the amortization schedules of the Assets, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Assets and repurchases of Assets due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Assets may, and the timing of realized losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Prepayments, liquidations and repurchases of Assets will result in payments to holders of the Notes of principal amounts that would otherwise be paid over the remaining terms of such Assets. The rate of defaults on the Assets will also affect the rate and timing of principal payments on the Assets. In general, defaults on Assets are expected to occur with greater frequency in their early years.

Because the rate and timing of principal payments on the Assets will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Maturity, Prepayment and Yield Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Assets, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. In addition, as discussed below, the interest rates on the Notes beginning with the Interest Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the asset rates on the Assets begin to adjust.

As described in this prospectus supplement, approximately [ - ]% of the Assets by their Cut-off Date Balance are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans have original terms to maturity of [ - ] years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan if the related mortgaged property is insufficient to cover the loss, and to the extent not covered by the applicable credit enhancement described in this prospectus supplement.

As described in this prospectus supplement, approximately [ - ]% of the Assets by their Cut-off Date Balance do not provide for monthly payments of principal for the first [ - ] years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such [ - ]-year period. In addition, because no principal is due on such loans for their initial [ - ]-year period, the Class Principal Amounts of the Notes will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Assets are recalculated on the basis of a twenty year, level payment amortization schedule, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Assets were calculated on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Assets.

The Note Interest Rate is subject to an Available Funds Rate Cap.

The Note Interest Rate is subject to a monthly cap based upon the total Interest Proceeds for a Payment Date, adjusted to an actual 360-day rate. Therefore, the prepayment of the Assets with higher asset rates may result in a lower amount of Interest Proceeds available and will consequently result in a lower Available Funds Rate for each Class of Notes.

To the extent the Available Funds Rate is paid to any Class of Notes, the difference between that Available Funds Rate and the related Formula Rate will create a shortfall that will carry forward with interest thereon. The shortfalls described above will only be payable from any Monthly Excess Cash Flow available for that purpose and pursuant to the Cap Agreement as described in this prospectus supplement. These shortfalls may remain unpaid on the date on which the Optional Redemption of the Notes or the Clean-up Call are exercised or, if they are not exercised, on the Maturity Date.

Shortfalls caused by the failure of the Cap Provider to make required payments pursuant to the Cap Agreement will only be payable from the Monthly Excess Cash Flow and may remain unpaid on the date on which Optional Redemption of the Notes or the Clean-up Call are exercised or, if they are not exercised, on the Maturity Date.

Prepayments

The rate of prepayments on the Assets will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Assets. In general, if prevailing interest rates fall below the interest rates on the Assets, the Assets are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Assets. Conversely, if prevailing interest rates rise above the interest rates on the Assets, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Assets include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Assets generally have due-on-sale clauses.

Adjustable Rate Assets and Fixed Rate Assets may experience different rates of prepayment. Approximately [ - ]% of the Assets by their Cut-off Date Balance that are hybrid Assets have asset rates that provide for a fixed interest rate during an initial period of [ - ] or [ - ] years from the date of the origination and thereafter provide for adjustments to the asset rates on a semi-annual basis. When such

Adjustable Rate Assets begin their adjustable period, increases and decreases in the asset rate on the Asset will be limited by the Periodic Cap, except in the case of the first adjustment, where the asset rate will be limited by the Initial Reset Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with asset rates. As a result, the asset rates on the Adjustable Rate Assets at any time may not equal the prevailing interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Asset has a Maximum Rate, and each Adjustable Rate Asset has a Minimum Rate, which in some cases is equal to the related Gross Margin. See “Description of the Asset Pool—Adjustable Rate Assets” in this prospectus supplement.

Some borrowers who prefer the certainty provided by fixed rate assets may nevertheless obtain adjustable rate assets at a time when they regard the interest rates (and, therefore, the payments) on fixed rate assets as unacceptably high. These borrowers may be induced to refinance adjustable rate assets when the interest rates and monthly payments on comparable fixed rate assets decline to levels which these borrowers regard as acceptable, even though such interest rates and monthly payments may be significantly higher than the current interest rates and monthly payments on the borrowers’ adjustable rate assets.

The ability to refinance an Asset will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Assets during the applicable Penalty Period. Approximately [ - ]% of the Assets by their Cut-off Date Balance are subject to Prepayment Premiums during intervals ranging from one to three years following origination, as described under “Description of the Asset Pool—General” in this prospectus supplement.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Transfer and Servicing Agreement, the Originator will represent and warrant that as of the Closing Date each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Originator will be required to repurchase the affected Asset or substitute another Asset therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Originator will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, realized losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Assets in whole or in part. Any repurchases or repayments of Assets may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

Overcollateralization

The yields of the Notes will be affected by the application of Monthly Excess Cash Flow as described in this prospectus supplement and by the amount of overcollateralization. The amount of Monthly Excess Cash Flow will be affected by the delinquency, default and prepayment experience of the Assets. There can be no assurance that overcollateralization will be maintained at the levels described in this prospectus supplement.

As described in this prospectus supplement, excess interest will be applied, to the extent available, as an additional payment of principal on the Notes to maintain limited overcollateralization. The level of excess interest available on any Payment Date will be influenced by, among other things:

•	the overcollateralization level of the Assets. This means the extent to which interest on the Assets is accruing on a higher principal balance than the aggregate Class Principal Amount of the Notes;

•	the loss experience of the Assets. For example, excess interest will be reduced as a result of realized losses on the Assets; and

•	the extent to which the weighted average Net Asset Rates of the Assets exceed the interest rates of the Notes.

No assurances can be given as to the amount or timing of excess interest distributable on the Notes.

Subordination of the Subordinate Notes

As described in this prospectus supplement, a Class of Notes having a more senior class designation will have a preferential right to receive payments of interest and principal. As a result, the yields of subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Assets than the yields of more senior Classes of Notes.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above. The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the Assets is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of Monthly Excess Cash Flow applied in reduction of the Class Principal Amounts of the Notes.

Prepayments of assets commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Fixed Rate Assets is the Home-Equity Prepayment Curve (“HEP”) and for the Adjustable Rate Assets is a constant prepayment rate (“CPR” and together with HEP, the “Prepayment Assumption”), each of which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of newly originated assets. 100% of the Prepayment Assumption with respect to the Fixed Rate Assets assumes prepayment rates of [ - ]% per annum of the then unpaid principal balance of the Fixed Rate Assets in the first month of the life of the Fixed Rate Assets and an additional [ - ]% per annum in each month thereafter until the 10th month. Beginning in the 10th month and in each month thereafter during the life of the Fixed Rate Assets, 100% of the Prepayment Assumption assumes a constant prepayment rate of [ - ]% per annum. 100% of the Prepayment Assumption with respect to the Adjustable Rate Assets assumes a constant prepayment rate of [ - ]% per annum.

As used in the tables that appear in Annex C to this prospectus supplement, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments); a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the related Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Assets or a prediction of the anticipated rate of prepayment of any assets, including the Assets to be included in the Trust.

The tables that appear in Annex C to this prospectus supplement were prepared based on the following assumptions (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amounts are as set forth in the table on page S-iv of this prospectus supplement and the interest rates are calculated as described therein;

•	the Assets prepay at the specified percentages of the Prepayment Assumption;

•	each Scheduled Monthly Payment of principal and interest is timely received on the first day of each month commencing in 200 ;

•	principal prepayments are received in full on the last day of each month commencing in 200 and include 30 days’ interest;

•	there are no defaults or delinquencies on the Assets;

•	the Interest Support Amount for each Payment Date is zero;

•	an Indenture Event of Default has not occurred;

•	Payment Dates occur on the day of each month, commencing in 200 ;

•	there are no purchases or substitutions of Assets;

•	the Notes are issued on , 200 ;

•	the Assets have the characteristics described in “Assumed Asset Characteristics of the Fixed Rate Assets” and “Assumed Asset Characteristics of the Adjustable Rate Assets” in Annex B to this prospectus supplement;

•	the Servicing Rights Fee and the Master Servicing Fee, and the fees payable therefrom, are as described in this prospectus supplement;

•	the value of six-month LIBOR Index remains constant at [ - ]% and the value of one-month LIBOR Index remains constant at [ - ]%; and

•	the Optional Redemption and Clean-up Call are not exercised, except where indicated in Annex C.

The Assets are aggregated into assumed Assets having the characteristics as described in the chart that appears in Annex B to this prospectus supplement.

The actual characteristics and the performance of the Assets will differ from the assumptions used in constructing the tables that appear in Annex C to this prospectus supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Assets will prepay at a constant rate until maturity, that all of the Assets will prepay at the same rate or that there will be no defaults or delinquencies on the Assets. Moreover, the diverse remaining terms to maturity and the asset rate of the Assets could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average asset rates of the Assets are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Assets, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

Subject to the foregoing discussion and assumptions, the table that appears in Annex C to this prospectus supplement indicates the weighted average lives of the Notes and sets forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

THE TRUST

General

First NLC Securitization Trust 200_-_ is a statutory trust, (the “Trust” or “Issuer”) formed under the laws of the State of Delaware pursuant to a trust agreement (the “Initial Trust Agreement”), between the Depositor and the Owner Trustee. On the Closing Date, the Initial Trust Agreement will be superseded in its entirety by an amended and restated owner trust agreement, dated as of                          , 200   (the “Amended and Restated Owner Trust Agreement”), by and among the Owner Trustee, the Securities Administrator and the Depositor.

In connection with the issuance of the Notes, the trust will issue an ownership certificate (the “Ownership Certificate”) pursuant to the Amended and Restated Owner Trust Agreement, which Ownership Certificate will represent the ownership interest in the trust. The Ownership Certificate is not being offered by this prospectus supplement and the accompanying prospectus. On the Closing Date, the Ownership Certificate will be issued to                     , an affiliate of the Depositor. The Ownership Certificate will receive certain payments in respect of the Monthly Excess Cash Flow and Cap Payments as described in “Description of the Notes—Payment on the Notes” in this prospectus supplement.

The Trust’s principal offices are located in Wilmington, Delaware in care of                     , as owner trustee, at the address set forth under “The Owner Trustee” in this prospectus supplement.

Assignment of Assets

Each Asset was originated by First NLC Financial Services, LLC (the “Originator”). The underwriting guidelines generally applied by the Originator in originating the Assets are described under “Underwriting Guidelines” below. From time to time, prior to the Closing Date, the Originator transferred certain of the Assets to                      (these entities together with the Originator, the “Sellers” and each, a “Seller”), in connection with financing activities of the Originator and its affiliates.

On or prior to the date the Notes are issued, pursuant to the Transfer and Servicing Agreement, each Seller will sell Assets, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such Assets after the Cut-off Date, to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will then convey such Assets, together with such rights to payments to the Trust.

At the time of the issuance of the Notes, the Trust will pledge to the Indenture Trustee for the benefit of the Noteholders all of the Trust’s right, title and interest in and to the Assets. Concurrently with such pledge, the Securities Administrator will authenticate and deliver the Notes at the direction of the Trust in exchange for, among other things, the Assets.

Pursuant to the Indenture, each Asset securing the Notes includes the following, among other things:

•	all payments on or collections in respect of the Assets due after the Cut-off Date, together with any proceeds thereof (exclusive of any related Prepayment Premiums received with respect to the Assets); and

•	any mortgaged properties obtained by foreclosure or deed in lieu of foreclosure, and any revenues received from the foreclosed properties; and

•	the rights of the Indenture Trustee to receive proceeds of the applicable insurance policies and funds, if any, required to be maintained under the terms of the Indenture and the Transfer and Servicing Agreement, as applicable.

Each Asset transferred to the Trust will be identified in a schedule (the “Asset Schedule”) delivered pursuant to the Transfer and Servicing Agreement which will specify with respect to each Asset, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the mortgage rate, the Scheduled Monthly Payment, the maturity date, the applicable Seller and the Subservicer.

As to each Asset, the following documents are generally required to be delivered to                     , as custodian (the “Custodian”), in accordance with the Transfer and Servicing Agreement and the Indenture:

•	the related original mortgage note endorsed without recourse to the Indenture Trustee or in blank, or, to the extent that the original mortgage note has been lost, a certified copy of the mortgage note together with a lost note affidavit;

•	the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Asset has not yet been returned by the recording office, an officer’s certificate of the applicable Seller stating that such Mortgage has been dispatched to the appropriate public recording office and that the original recorded Mortgage or copy thereof certified to be a true and complete copy of such Mortgage sent for recording will be promptly delivered to the Custodian);

•	an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form with respect to all Mortgages other than Mortgages registered on the Mortgage Electronic Registration System, Inc. (“MERS”);

•	the policies of title insurance issued with respect to each Asset; and

•	the originals of any assumption, modification, or extension agreements.

Certain of the Mortgages or assignments of Mortgages will have been recorded in the name of MERS, as agent of the holder of the related mortgage note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the related Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Asset on the records of MERS for purposes of the system of recording transfers of beneficial ownership of Mortgages maintained by MERS.

Representations

Pursuant to the terms of the Transfer and Servicing Agreement, the Originator has made certain representations and warranties concerning the Assets that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Assets—Representations and Warranties; Repurchases.” The representations and warranties of the Originator in respect of the Assets generally will have been made as of the Closing Date.

Under the terms of the Indenture and the Transfer and Servicing Agreement, and subject to the Originator’s option to effect a substitution as described in the next paragraph, the Originator will be obligated to repurchase any Asset for its Repurchase Price within 90 days after the Originator’s discovery, or receipt of written notice from the party discovering such breach, of a breach of any representation or warranty made by the Originator in the Transfer and Servicing Agreement that materially and adversely affects the Indenture Trustee’s or the Noteholders’ interest in any Asset, if the breach has not been cured by the 90th day of such notice. The “Repurchase Price” for any Asset will be the unpaid principal balance of the Asset at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Asset following the repurchase, any unreimbursed advances and any costs and damages incurred in connection with the violation by such Asset of any predatory or anti-abusive lending law. Prior to being paid to Noteholders, this Repurchase Price will be used to reimburse the Subservicer or Master Servicer for any previously unreimbursed advances made by the Subservicer or Master Servicer in respect of the repurchased Asset.

In lieu of repurchasing an Asset as specified in the preceding paragraph, the Originator may, at its option, substitute a Qualified Substitute Asset for any Asset to be repurchased. A “Qualified Substitute Asset” is any Asset that, on the date of substitution, among other things:

•	has an outstanding principal balance not greater than the Scheduled Principal Balance of the replaced Asset;

•	has a Net Asset Rate not less than, and not more than two percentage points in excess of, the Net Asset Rate of the replaced Asset;

•	has a remaining term to maturity not greater than, and not more than one year less than, that of the replaced Asset;

•	complies with the mortgage representations and warranties in the Transfer and Servicing Agreement;

•	is the same type as the replaced Asset;

•	has a Gross Margin not less than that of the replaced Asset;

•	has the same Index as the replaced Asset, if the original Asset is an adjustable-rate Asset;

•	is a first lien priority mortgage (or a first or a second lien priority mortgage if the replaced Asset is a second lien mortgage);

•	has a credit score not less than that of the replaced Asset;

•	has a Loan-to-Value Ratio (or, if a second lien mortgage, Combined Loan-To-Value Ratio) not greater than that of the replaced Asset; and

•	has a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the replaced Asset.

If more than one Asset is substituted for a replaced Asset, the Scheduled Principal Balances may be determined on an aggregate basis and the Net Asset Rate and term may be determined on a weighted average basis. A Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a replaced Asset:

•	the Asset shall not be 30 or more days delinquent;

•	the Asset file for such Asset shall not contain any material deficiencies in documentation, and shall include an executed mortgage note or lost note affidavit, as applicable, and, a recorded mortgage;

•	no property securing such mortgage may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such Asset must be secured by a valid first lien (unless the replaced Asset is a second lien mortgage, in which case such Asset must be secured by a valid first or second lien) on the related mortgaged property.

The Originator will make a payment to the Master Servicer for deposit into the Collection Account in the amount, if any, by which the aggregate of the Scheduled Principal Balances of any replaced Assets exceeds the aggregate of the Scheduled Principal Balances of the Assets being substituted for the replaced Assets together with one month’s interest on such excess amount at the Net Asset Rate of the Asset that is being replaced.

To the extent that any Asset as to which a representation or warranty has been breached is not repurchased by the Originator and a Realized Loss occurs with respect to that Asset, holders of Notes may incur a loss.

The Cap Agreement

On the Closing Date, the trust will enter into a cap agreement (the “Cap Agreement”) with the Cap Provider that will be assigned to the Indenture Trustee. With respect to each Payment Date, if One-Month LIBOR exceeds the applicable rate (the “Strike Rate”), the Cap Agreement will provide for the payment to the trust of an amount equal to the result of multiplying (A) the product of (a) the rate equal to the excess of (x) One-Month LIBOR (up to a maximum of [ - ]% per annum) over (y) the applicable Strike Rate and (b) an amount equal to the lesser of the aggregate Note Principal Amount and a notional amount (the “Cap Notional”) by (B) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360. The aggregate of all payments made on a Payment Date pursuant to the Cap Agreement is referred to in this prospectus supplement as a “Cap Payment.”

The Strike Rate and the Cap Notional with respect to the Cap Agreement for each applicable Payment Date are set forth on Annex D to this prospectus supplement. The Cap Notionals have been calculated using 100% of the Prepayment Assumption. We can give you no assurance that the Assets will pay at that rate or at any other rate. The Cap Agreement is effective beginning with the Payment Date in                      200  . The Cap Agreement ends on the Payment Date in                      200  .

With respect to each Payment Date on which a Cap Payment is received by the trust under the Cap Agreement, the Securities Administrator, to the extent of the Cap Payment, will pay to the Noteholders of those Classes of Notes that have experienced or are continuing to experience a Basis Risk Shortfall, to the extent not paid from Monthly Excess Cash Flow, sequentially in order of seniority, an amount up to the Basis Risk Shortfall related to such Classes of Notes.

If the Cap Payment received by the Securities Administrator exceeds the amounts required to pay the Noteholders as set forth above, that amount will be distributed to the holder of the Ownership Certificate as provided in the Transfer and Servicing Agreement.

The Cap Provider

                     will be the counterparty for the Cap Agreement (the “Cap Provider”).

DESCRIPTION OF THE ASSET POOL

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented in Annex A are derived solely from the characteristics of the Assets as of                     , 200   (the “Cut-off Date”). Whenever reference is made in this prospectus supplement to the characteristics of the Assets or to a percentage of the Assets, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Assets as of the Cut-off Date (the “Cut-off Date Balance”). The “Scheduled Principal Balance” of any Asset as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to the principal portion of any Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Monthly Payments due on or before the Due Date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. A “Scheduled Monthly Payment” is the monthly payment of interest and principal specified in the related loan document for an Asset.

On the Closing Date, the Assets will primarily consist of approximately                      [mortgage loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [home equity loans] all of which have original terms to maturity of not more than 30 years, and which have a Scheduled Principal Balance of approximately $                    . Approximately [ - ]% of the Assets are fixed rate Assets (“Fixed Rate Assets”) and approximately [ - ]% of the Assets are adjustable rate Assets (“Adjustable Rate Assets”), as described in more detail under “—Adjustable Rate Assets” below.

Attributes of the Assets

All of the Assets are secured by mortgages or deeds of trust or other similar security instruments creating first [or second] priority liens on residential properties, substantially all of which consist of one-to-four family dwelling units.

Pursuant to its terms, each Asset is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Asset or the replacement value of the improvements on the mortgaged property. See “Credit Enhancement—Hazard Insurance Policies” in the accompanying prospectus.

[Identified characteristics to be based on actual asset pool and may include, among other things, the following sections.]

The “Loan-to-Value Ratio” of an Asset secured by a first lien mortgage at any time is the ratio of the original loan amount of such Asset at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related Asset and (b) the amount paid by the borrower for the mortgaged property.

The “Combined Loan-to-Value Ratio” for any Asset in a junior lien position is the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related Asset and (2) any outstanding principal balance of assets the liens on which are equal in priority or senior to the lien on such related Asset (such sum calculated at the date of origination of such related Asset), and the denominator of which is the lesser of (A) the value set forth in the appraisal made in connection with the origination of the related Asset and (B) the amount paid by the borrower for the mortgaged property.

As used in this prospectus supplement, “Original Loan-to-Value Ratio” refers to the Loan-to-Value Ratio for first lien Assets and the Combined Loan-to-Value Ratio for Assets that are in a junior lien position. The weighted average Original Loan-to-Value Ratio of the Asset is [ - ]%.

Approximately [ - ]% of the assets have Original Loan-to-Value Ratios in excess of 80% (“80+ LTV Loans”). None of the 80+ LTV Loans are covered by existing primary mortgage insurance policies.

Approximately [ - ]% of the Assets require monthly payments of interest, but not principal for a fixed period following origination of approximately five years.

Approximately [ - ]% of the assets will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”) due on their maturity dates that are significantly larger than other monthly payments (such assets, the “Balloon Loans”). The Balloon Loans are generally expected to have original terms to maturity of [ - ] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Noteholders to the extent not covered by the applicable credit enhancement. None of the Subservicer, the Master Servicer or the Indenture Trustee will make any Monthly Advances with respect to delinquent Balloon Payments.

Approximately [ - ]% of the Assets provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the first one to three years after origination (the “Penalty Period”).

[Approximately     % of the Assets are cooperative loans (“Cooperative Loans”).]

[Approximately     % of the Assets are mixed-use loans (“Mixed-Use Loans”). Approximately     % of the Mixed-Use Loans are secured by structures that contain both residential dwelling units and space used for retail; approximately     % of the Mixed-Use Loans are secured by structures that contain both residential dwelling units and space used for professional services; and approximately     % of the Mixed-Use Loans are secured by structures that contain both residential dwelling units and space used for other commercial purposes.]

Adjustable Rate Assets

[This section will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

Approximately [ - ]% of the Assets are hybrid assets. The hybrid assets are fixed rate assets that convert to Adjustable Rate Assets after a specified period of two or three years following origination.

The Adjustable Rate Assets provide for semi-annual adjustment of the related asset rate based on the Six-Month LIBOR Index. In the case of those assets that are Adjustable Rate Assets, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that the first such adjustment for approximately [ - ]% of the Adjustable Rate Assets will occur after an initial period of approximately two years following origination, and in the case of approximately [ - ]% of the Adjustable Rate Assets, approximately three years following origination. On each Adjustment Date for an Adjustable Rate Asset, the asset rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the “Gross Margin”), provided that the asset rate on each such Adjustable Rate Asset will not increase or decrease by more than a fixed percentage (1.00%) specified in the related loan document (the “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum asset rate over the life of such asset (the “Maximum Rate”) or be less than a specified minimum asset rate over the life of such asset (the “Minimum Rate”). The asset rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related loan document (the “Initial Cap”); the Initial Caps equal [ - ]% for all of the Adjustable Rate Assets. On each Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Asset over its remaining term, and pay interest at the asset rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the asset rate on each such Adjustable Rate Asset, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described in this prospectus supplement. See “—The Indices” below. The Adjustable Rate Assets do not permit the related borrower to convert the adjustable asset rate to a fixed asset rate.

The Indices

[The following disclosure will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

The Index used in determining the asset rates of the Adjustable Rate Assets is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related loan document (the “Six-Month LIBOR Index”) and as most recently available either as of (a) the first business day a specified period of time prior to such Adjustment Date, (b) the first business day of the month preceding the month of such Adjustment Date or (c) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related loan document. The Six-Month LIBOR Index and any other index used in determining the asset rate of any Adjustable Rate Asset is referred to in this prospectus supplement as an “Index.” In the event that an Index becomes unavailable or otherwise unpublished, a comparable alternative index will be chosen in the manner set forth in the related mortgage note.

Conveyance of Subsequent Assets and Pre-Funding Account

A Pre-Funding Account will be established by the Indenture Trustee and funded by the Depositor on the Closing Date to provide the trust with funds to purchase subsequent Assets (the “Subsequent Assets”). The Subsequent Assets will be purchased by the Trust during the Pre-Funding Period, which will begin on the Closing Date and end on                          , 200  . The Pre-Funded Amount will initially equal the difference between the aggregate Class Principal Amount of the Notes on the Closing Date and the aggregate Scheduled Principal Balance of the initial Assets as of the Cut-off Date. In the event that the Trust is unable to acquire sufficient qualifying Assets by                          , 200  , any amounts remaining in the Pre-Funding Account will be applied as a partial principal prepayment to noteholders entitled to the payment on the first Payment Date. Any investment income earned on amounts on deposit in the Pre-Funding Account will be paid to the Depositor and will not be available for payment to noteholders.

Under the Indenture, the Trust will be obligated to purchase Subsequent Assets from First NLC Securitization, Inc. during the Pre-Funding Period, if available. Subsequent Assets will be transferred to the Trust pursuant to subsequent sale agreements between the Depositor and the Trust. Each Subsequent Asset will have been underwritten in accordance with the Depositor’s standard underwriting criteria. In connection with the purchase of Subsequent Assets on each Subsequent Transfer Date, the Trust will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the Subsequent Assets as of the related Cut-off Date. Any conveyance of Subsequent Assets on a Subsequent Transfer Date must satisfy conditions including, but not limited to:

•	each Subsequent Asset must satisfy the representations and warranties specified in the related subsequent sale agreement and the Indenture;

•	the Depositor will not select Subsequent Assets in a manner that it believes is adverse to the interests of the noteholders;

•	each Subsequent Asset must not be 30 or more days delinquent as of its Cut-off Date;

•	as a result of the purchase of the Subsequent Assets, the Notes will not receive from or a lower credit rating than the rating assigned at the initial issuance of the Notes; and

•	an independent accountant will provide a letter confirming that the characteristics of the Subsequent Assets conform to the characteristics described in this prospectus supplement.

Following the end of the Pre-Funding Period, the Asset Pool must satisfy the following criteria:

•	the weighted average asset rate must not be less than [ - ]% or more than [ - ]%;

•	the weighted average remaining term to stated maturity must not be less than months or more than [ - ] months;

•	the weighted average Loan-to-Value Ratio must not be greater than [ - ]%; and

•	not more than [ - ]% and [ - ]% of the Assets located in , or any other individual state, respectively.

Information regarding Subsequent Assets comparable to the disclosure regarding the initial Assets provided in this prospectus supplement will be filed on a report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.

Statistical Characteristics of the Assets

The Assets are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Assets may be removed from the Asset Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or appropriate.

Number of Assets		_____
Number of Fixed Rate Assets		_____
Percentage of Fixed Rate Assets		_____	%
Number of Adjustable Rate Assets		_____
Percentage of Adjustable Rate Assets		_____	%
Scheduled Principal Balance:
Aggregate	$
Average	$
Range	$	to $
Asset Rates:
Weighted Average		_____	%
Range		% to _____	%
Weighted Average Original Term to Maturity (months)
Weighted Average		______
Range		to
Remaining Term to Maturity (months)
Weighted Average		______
Range		to

The weighted average Original Loan-to-Value Ratio at origination of the Assets is approximately [ - ]%, and approximately [ - ]% of such Assets have an Original Loan-to-Value Ratio at origination exceeding 80%.

No more than approximately [ - ]% of the Assets are secured by mortgaged properties located in any one zip code area.

The Assets are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the columns in Annex A may not equal the totals indicated due to rounding.

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Asset Pool and the mortgaged properties is based upon the Asset Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Monthly Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Transfer and Servicing Agreement, the Owner Trust Agreement, the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event that Assets are removed from or added to the Asset Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Transfer and Servicing Agreement, the Securities Administrator will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the Asset Pool. The Securities Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Securities Administrator’s website. The Securities Administrator’s website can be obtained by calling the Securities Administrator’s customer service desk at                     . Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at                     , Attention:                     . The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification regarding any such changes.

UNDERWRITING GUIDELINES

General

The Assets were originated by First NLC Financial Services, LLC (“First NLC”) and have been underwritten generally in accordance with First NLC’s underwriting guidelines (the “Underwriting Guidelines”) described below.

The information set forth below has been provided by First NLC. None of the Depositor, the Subservicer, the Master Servicer, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Underwriters or any of their respective affiliates (other than First NLC) has made or will make any representations as to the accuracy or completeness of such information.

First NLC’s underwriting guidelines are designed to evaluate a borrower’s credit history, his or her capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. First NLC’s underwriting guidelines are established by a group composed of First NLC’s chief credit officer, assistant chief credit officers, senior credit officers, the President and the Chief Operating Officer. First NLC also invites other credit officers, sales managers and operational managers to make contributions to these policies. The members of this group meet regularly to review proposed changes to the First NLC underwriting guidelines.

Underwriting Personnel

All underwriting is performed by internal underwriting personnel, who are part of the loan origination teams. First NLC does not delegate underwriting authority to any broker or third-party. Underwriters review and underwrite each loan package and then either grant a conditional approval on the terms requested, provide counteroffer approval on the best terms First NLC is willing to offer the borrower, or deny the application. Once a loan is conditionally approved, processors process the loan in accordance with the terms and conditions of the conditional approval. Before closing, each conditionally approved loan is reviewed a second time by an underwriter to determine that the conditions specified in the conditional approval have all been met or waived.

A senior credit officer, whom First NLC believes has the additional experience and leadership qualities necessary to make high-level credit decisions, oversees each loan origination team. The senior credit officer is responsible for managing the underwriters and processors on his or her team, as well as managing the loan pipeline and other customer service requirements. The senior credit officers report directly to an operations manager in their region. Additionally, they report to the assistant chief credit officer in their region for issues such as guideline changes, industry trends or other feedback relating to the loan origination process. First NLC’s 15 senior credit officers each have a minimum of eight years of industry experience and its 5 assistant chief credit officers each have over 13 years of experience.

Loan Application and Documentation

Each borrower must complete a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and other personal information. First NLC also requires independent documentation as part of its underwriting process. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required, and First NLC also requires an appraisal, a title commitment, and income-verification materials. The credit report contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Derogatory credit items are disregarded if they are included in the overall credit score. All serious derogatory credit items, such as bankruptcies or foreclosures, must be satisfactorily addressed by the applicant.

Appraisals

Appraisals are performed by licensed, third-party, fee-based appraisers who are hired by the borrower or broker and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. First NLC does not require its borrowers to use any particular appraiser; however, First NLC may object to the use of a particular appraiser. An appraisal may not be more than 120 days old on the day the loan is funded.

First NLC requires its underwriters to review all third-party appraisals against an appraisal checklist of qualitative standards, such as square footage, zoning status, comparable property information and improvements. If the underwriters are not satisfied with the accuracy of the third-party appraisal, they will request that a senior credit officer review the appraisal. In addition, First NLC employs in-house state-certified appraisers who review each third-party appraisal that the underwriters are not able to approve because of a failure to meet the qualitative standards. Staff appraisers may require a field review of the property, review additional comparable properties or order a complete second appraisal to verify the accuracy of the original appraisal. First NLC utilizes an automated valuation model cascade that provides a statistical valuation on all mortgage properties. In addition to utilizing automated appraisal tools, staff appraisers may work with independent, third-party appraisers to ensure that the appraisals meet First NLC’s qualitative standards.

Verification of Income

First NLC’s underwriting guidelines require verification of the borrower’s income. First NLC has two levels of income documentation requirements, referred to as “full documentation” and “stated income documentation” programs. Under each of these programs, First NLC reviews the loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation and calculates debt-to-income ratios to determine the applicant’s ability to repay the loan. Under the full documentation program, applicants are required to submit income verification for the previous two calendar years as well as year-to-date information. Under the stated income documentation program, First NLC evaluates applicants based upon income as stated in the mortgage loan application. Under both programs, First NLC generally verifies by telephone employment and / or proof of business existence and income, and self-employed applicants may be required to submit a business license. Verification of the source of funds, if any, required to be paid by the applicant at closing is generally required under both documentation programs in the form of a standard verification of deposit, bank statements or other acceptable documentation. First NLC verifies twelve months’ mortgage payment or rental history with the related lender or landlord.

Credit Classifications

A critical function of First NLC’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. First NLC has established seven principal classifications, from “A” to “C,” with respect to the credit profile of potential borrowers, and it assigns a rating to each loan based upon these classifications. First NLC has an eighth, generally inactive credit classification, called “C-.” First NLC uses two sets of guidelines to assign credit grades to potential borrowers: the Score More Loan Program and the Premier Score Program.

The Score More Loan Program is based on traditional underwriting techniques, including an analysis of a borrower’s financial position, credit history and payment history. The Premier Score Program is based primarily on FICO scores but also takes into consideration other traditional credit information in determining the interest rate and maximum loan-to-value ratio for the loan. The following charts summarize First NLC’s lending guidelines for first and second mortgage loans for the Score More Loan Program and the Premier Score Program.

Score More Full Documentation (1)(2)

CREDIT GRADE	MAXIMUM MORTGAGE DELINQUENCIES LAST 12 MONTHS	PROPERTY TYPE	OWNER-OCCUPIED		NON-OWNER-OCCUPIED
			MINIMUM FICO SCORE	MAXIMUM LTV PURCHASE AND REFINANCE (3)	MINIMUM FICO SCORE	MAXIMUM LTV PURCHASE AND REFINANCE
A	None	Single-family	600	100%	650	90%
		Condominium	600	100	650	90
		Townhome	600	100	650	90
		Duplex	650	100	620	80
		3-4 Family Unit	650	100	620	80
A-	One 30-day	Single-family	600	100	620	80
		Condominium	600	100	620	80
		Townhome	600	100	620	80
		Duplex	680	95	620	80
		3 -4 Family Unit	620	85	620	80
B	Three 30-day	Single-family	620	95	620	80
		Condominium	580	90	620	80
		Townhome	580	90	620	80
		Duplex	600	90	620	80
		3-4 Family Unit	620	85	620	80
B-	One 60-day	Single-family	560	90	N/A	N/A
		Condominium	540	80	N/A	N/A
		Townhome	540	80	N/A	N/A
		Duplex	540	80	N/A	N/A
C	One 90-day	Single-family	525	85	N/A	N/A
		Condominium	540	80	N/A	N/A
		Townhome	540	80	N/A	N/A
		Duplex	540	80	N/A	N/A

(1)	To qualify for a loan under the Score More Full Documentation Program, any foreclosures experienced by the applicant must have occurred (a) three or more years prior for stand alone first lien loans with a loan-to-value ratio in excess of 95%, (b) two or more years prior for (1) loans with a loan-to-value ratio in excess of 90% but not greater than 95%, and (2) all loans for which the mortgaged property also secures junior liens with a loan-to-value ratio up to 100%, and (c) one or more years prior for loans with loan-to-value ratio equal to or less than 90%.
(2)	The maximum allowable debt-to-income ratio under the Score More Full Documentation Program is 55%.
(3)	If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is unaffected.

•	If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95% or, if applicable, the combined loan-to-value ratio is up to 100%.

•	If the bankruptcy was discharged more than one year prior, the maximum loan-to-value ratio is 90%.

Score More Stated Income Documentation (1)(2)

CREDIT GRADE	MAXIMUM MORTGAGE DELINQUENCIES LAST 12 MONTHS	PROPERTY TYPE	OWNER-OCCUPIED		NON-OWNER-OCCUPIED(3)
			MINIMUM FICO SCORE	MAXIMUM LTV PURCHASE AND REFINANCE (4)	MINIMUM FICO SCORE	MAXIMUM LTV PURCHASE AND REFINANCE
A	None	Single-family	650	100%	620	75%
		Condominium	650	100	620	75
		Townhome	650	100	620	75
		Duplex	680	90	N/A	N/A
A-	One 30-day	Single-family	650	90	620	75
		Condominium	650	90	620	75
		Townhome	650	90	620	75
		Duplex	620	85	N/A	N/A
B	Three 30-day	Single-family	620	85	600	75
		Condominium	620	85	600	75
		Townhome	620	85	600	75
		Duplex	620	85	N/A	N/A
B-	One 60-day	Single-family	560	75	N/A	N/A
		Condominium	560	75	N/A	N/A
		Townhome	560	75	N/A	N/A
		Duplex	560	70	N/A	N/A

(1)	To qualify for a loan under the Score More Stated Income Documentation Program, any foreclosures experienced by the applicant must have occurred (a) three or more years prior for stand alone first lien loans with a loan-to-value ratio in excess of 95%, (b) two or more years prior for (1) loans with a loan-to-value ratio in excess of 90% but not greater than 95%, and (2) all loans for which the mortgaged property also secures junior liens with a loan-to-value ratio up to 100%, and (c) one or more years prior for loans with loan-to-value ratio equal to or less than 90%.
(2)	The maximum allowable debt-to-income ratio under the Score No More Income Verification and Limited Documentation Program is 50%.
(3)	The Score More Stated Income Documentation Program was not available for non-owner-occupied mortgaged properties until [April] 2005.
(4)	If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.

•	If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95% or, if applicable, the combined loan-to-value ratio is up to 100%.

•	If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 80%.

Premier Score Full Documentation (1)

CREDIT GRADE	FICO SCORE	PROPERTY TYPE	OWNER-OCCUPIED PURCHASE AND REFINANCE		NON-OWNER-OCCUPIED PURCHASE AND REFINANCE
			MAXIMUM CLTV COMBO	MAXIMUM LTV ONE LOAN (2)	MAXIMUM CLTV COMBO	MAXIMUM LTV ONE LOAN (2)
A	660+	Single-family	100%	100%	N/A	85%
		Condominium	100	100	N/A	85
		Townhome	100	100	N/A	85
		2-4 Family Units	100	95	N/A	80
A-	620-659	Single-family	100	100	N/A	85
		Condominium	100	100	N/A	85
		Townhome	100	100	N/A	85
		2-4 Family Units	95	95	N/A	80
B+	600-619	Single-family	100	100	N/A	85
		Condominium	100	100	N/A	85
		Townhome	100	100	N/A	85
		2-4 Family Units	N/A	95	N/A	80
B	575-599	Single-family	N/A	90	N/A	80
		Condominium	N/A	90	N/A	80
		Townhome	N/A	90	N/A	80
		2-4 Family Units	N/A	90	N/A	80
B-	550-574	Single-family	N/A	90	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome	N/A	85	N/A	75
		2-4 Family Units	N/A	80	N/A	75
C+	525-549	Single-family	N/A	85	N/A	70
		Condominium	N/A	85	N/A	70
		Townhome	N/A	85	N/A	70
		2-4 Family Units	N/A	75	N/A	70
C	500-525	Single-family	N/A	80	N/A	N/A
		Condominium	N/A	80	N/A	N/A
		Townhome	N/A	80	N/A	N/A
		2-4 Family Units	N/A	75	N/A	N/A

(1)	The maximum allowable debt-to-income ratio under the Premier Score Full Documentation Program is 55%.
(2)	If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

•	If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

•	If the bankruptcy was discharged more than prior, the maximum loan-to-value ratio is 90% except that if the applicant’s FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant’s FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

Premier Score Stated Income Documentation (1)

CREDIT GRADE	FICO SCORE	PROPERTY TYPE	OWNER-OCCUPIED PURCHASE AND REFINANCE		NON-OWNER-OCCUPIED PURCHASE AND REFINANCE
			MAXIMUM CLTV COMBO	MAXIMUM LTV ONE LOAN (2)	MAXIMUM CLTV COMBO	MAXIMUM LTV ONE LOAN (2)
A	660+	Single-family	100%	90%	N/A	75%
		Condominium	100	90	N/A	75
		Townhome	100	90	N/A	75
		2-4 Family Units	100	90	N/A	75
A-	620-659	Single-family	100	90	N/A	75
		Condominium	100	90	N/A	75
		Townhome	100	90	N/A	75
		2-4 Family Units	100	90	N/A	75
B+	600-619	Single-family	N/A	85	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome	N/A	85	N/A	75
		2-4 Family Units	N/A	85	N/A	75
B	575-599	Single-family	N/A	85	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome	N/A	85	N/A	75
		2-4 Family Units	N/A	85	N/A	75
B-	550-574	Single-family	N/A	75	N/A	70
		Condominium	N/A	75	N/A	70
		Townhome	N/A	75	N/A	70
		2-4 Family Units	N/A	75	N/A	70
C+	525-549	Single-family	N/A	70	N/A	N/A
		Condominium	N/A	70	N/A	N/A
		Townhome	N/A	70	N/A	N/A
		2-4 Family Units	N/A	70	N/A	N/A
C	500-525	Single-family	N/A	N/A	N/A	N/A
		Condominium	N/A	N/A	N/A	N/A
		Townhome	N/A	N/A	N/A	N/A
		2-4 Family Units	N/A	N/A	N/A	N/A

(1)	The maximum allowable debt-to-income ratio under the Premier Score Stated Income Documentation Program is 50%.
(2)	If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

•	If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

•	If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant’s FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant’s FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

First NLC may make exceptions to its underwriting guidelines on a case-by-case basis where compensating factors exist. For example, it may determine that an applicant warrants one of the following exceptions:

•	A risk category upgrade;

•	A debt-to-income ratio exception;

•	A pricing exception;

•	A loan-to-value exception; or

•	An exception from certain requirements of a particular risk category.

An exception may be allowed if the application reflects certain compensating factors, including:

•	A low loan-to-value ratio;

•	A maximum of one 30-day late payment on all mortgage loans during the last 12 months;

•	Stable employment;

•	Ownership of the current residence for five or more years; or

•	Above-average physical condition of the property securing the loan.

An exception may also be allowed if the applicant places a down-payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, certain applicants may qualify in a more favorable risk category than would apply in the absence of such compensating factors. All exceptions are subject to the approval of a senior credit officer or an assistant chief credit officer.

Quality Control

First NLC reviews its loans for compliance with applicable legal requirements and its underwriting guidelines. First NLC’s legal review staff consists of nine auditors and one supervisor, and its credit review staff consists of six credit analysts and one supervisor. Each loan First NLC funds is reviewed for the accuracy of the income documentation, completeness of loan application information and appraisal conformity. Additionally, all loans are reviewed to ensure that prudent underwriting procedures have been followed and sound underwriting judgments have been made. Executed loan packages are reviewed upon return from the closing agent for accuracy and completeness. All loans are subjected to specific post-funding loan tests, including high-cost tests, to verify that First NLC’s originations comply with any applicable laws or regulatory requirements. Any significant findings are reported to supervisors and also to members of First NLC’s senior management team. Any corrective measures that are required are promptly initiated.

If fraud is suspected or there has been a default in payments, the loan is subject to further investigation, including re-verification of income and employment and re-appraisal to confirm the value of the collateral. In addition, on a monthly basis, a random sampling of loan is evaluated under the quality control process. Any significant findings are reported to First NLC senior management team, and corrective actions are taken, including, if circumstances warrant, the termination of the broker relationship.

THE SUBSERVICER AND THE MASTER SERVICER

General

The subservicer of the Assets is                      (the “Subservicer”). The Master Servicer will be                      (the “Master Servicer”).

The servicing of the Assets will be governed by provisions of the Transfer and Servicing Agreement, dated as of                  , 200   (the “Transfer and Servicing Agreement”), by and among the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Master Servicer, the Sellers, the Originator, the Servicing Rights Owner and the Subservicer. Under the Transfer and Servicing Agreement,                      (the “Servicing Rights Owner”) will hold the rights to service the loans, although the Subservicer will be obligated to perform the actual servicing. In the event that the Subservicer is terminated or resigns, the Servicing Rights Owner will have the right to appoint a successor subservicer that is acceptable to the Master Servicer. The Servicing Rights Owner will have the right to redeem the Notes as described in “Description of the Notes—Optional Redemption.”

The Subservicer will have primary responsibility for servicing the Assets, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Assets and the mortgaged properties in accordance with the provisions of the Transfer and Servicing Agreement. The Master Servicer, unless it assumes the primary servicing responsibility with respect to the Assets, will have no obligation to perform the servicing for the Assets. See “Servicing of the Assets” in this prospectus supplement.

The Master Servicer will oversee the servicing by the Subservicer of the Assets in accordance with the provisions of the Transfer and Servicing Agreement. The Master Servicer will not, however, be ultimately responsible for the servicing of the Assets, except to the extent described under “Servicing of the Assets” in this prospectus supplement. Under the Transfer and Servicing Agreement, the Master Servicer and the Indenture Trustee have the authority to terminate the Subservicer for certain events of default which indicate that either the Subservicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. See “Servicing of the Assets” in this prospectus supplement.

Subservicer

The information in the following paragraphs has been provided by                     . None of the Depositor, the Sellers, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Cap Provider, the Underwriter[s] or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

                    , a                      corporation (“                    ”, is a specialty finance company engaged in the business of originating, purchasing, servicing and selling [sub-prime assets] assets secured by one- to four-family residences.              began originating [sub-prime assets] in     .

                     is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities and Loan Sales

                     currently originates real estate loans through its network of offices and loan origination centers.                      also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases                     ’s whole loan sale agreements provide for the transfer of servicing rights.

                    ’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.                     ’s single-family real estate loans are predominantly “conventional” assets, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes                     ’s one- to four-family residential asset origination and sales activity for the periods shown below. Sales activity may include sales of assets purchased by                      from other loan originators.

	Six Months Ended June 30,		Year Ended December 31,
	2004	2005	2000	2001	2002	2003	2004
	(Dollars in Thousands)
Originations and Purchases
Sales

Delinquency and Foreclosure Experience

The following table sets forth the delinquency and loss experience at the dates indicated for loans serviced by                     .

[Servicer 1]

Delinquency and Foreclosure Experience

	At December 31, 200		At December 31, 200		At June 30, 200
	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*	An asset is deemed to have “one installment delinquent” if any Scheduled Monthly Payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Assets will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Assets and any secondary financing on the related mortgaged properties or other secured properties become equal to or greater than the value of the related mortgaged properties or other secured properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Asset Pool.

SERVICING OF THE ASSETS

Servicing Compensation and Payment of Expenses

For each Payment Date, a monthly fee (the “Servicing Rights Fee”) with respect to each Asset equal to one-twelfth of [ - ]% (the “Servicing Rights Fee Rate”) multiplied by the outstanding Scheduled Principal Balance of the Asset as of the Due Date in the prior calendar month will be apportioned between the Servicing Rights Owner and the Subservicer as compensation for servicing of the Assets. The Servicing Rights Owner will be entitled on any Payment Date to the excess, if any, of the Servicing Rights Fee over the fee paid to the Subservicer (the “Subservicing Fee”). If the Subservicer resigns or is terminated, the Master Servicer will engage a successor subservicer or assume the servicing responsibilities itself. In either case, the engagement terms of the successor subservicer may require an increase in the Subservicing Fee, thus reducing the Servicing Rights Fee. The Master Servicer will have no obligation to act as successor subservicer, or to engage a subservicer who will service the Assets, for a fee less than the Servicing Rights Fee.

As additional servicing compensation, the Subservicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary subservicing fees, extension fees, non-sufficient fund fees and late payment charges, (other than Prepayment Premiums) to the extent collected from the borrowers, together with any interest or other income earned on funds held in the Collection Account, custodial accounts and escrow accounts.

As compensation for master servicing, the Master Servicer will be entitled to compensation (the “Master Servicing Fee”) equal to a monthly fee with respect to each Asset, equal to one-twelfth of [ - ]% (the “Master Servicing Fee Rate”) multiplied by the Scheduled Principal Balance of the Asset as of the Due Date in the prior calendar month. The fees of the Securities Administrator, the Custodian and the Indenture Trustee will be paid from the Master Servicing Fee. The fees of the Owner Trustee will be paid annually by the Securities Administrator from funds on deposit in the Collection Account.

The Master Servicing Fee and the Subservicing Fee are subject to reduction as described below under “—Compensating Interest Payments.” See “Certain Terms of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding expenses payable by the Master Servicer and the Subservicer. The Master Servicer and the Subservicer will be entitled to indemnification and reimbursement of expenses prior to payment of any amounts to Noteholders. See “Servicing of the Assets—Collection and Other Servicing Procedures” and “—Remittance of Payments on Assets” in the accompanying prospectus.

Compensating Interest Payments

When a borrower prepays an Asset in full or the Asset is liquidated on a date other than the Due Date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made, causing a Prepayment Interest Shortfall. For any Payment Date, the Subservicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment”) equal to the lesser of (a) the aggregate Prepayment Interest Shortfall with respect to such Payment Date and (b) the Subservicing Fee payable to the Subservicer in respect to such Payment Date. For any Payment Date in which the Subservicer fails to make a Compensating Interest Payment, the Master Servicer will be obligated to make the Compensating Interest Payment to the extent such amount does not exceed the aggregate amount of the Subservicing Fee for the related calendar month, whether or not received from the borrower.

Advances

Under the Transfer and Servicing Agreement, the Subservicer will be obligated to make advances with respect to delinquent payments of principal and interest on the Assets (other than Balloon Payments) (each, a “Monthly Advance”), delinquent payments of taxes, insurance premiums, foreclosure costs, and other escrowed items (each, a “Servicing Advance”), to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Asset. The Master Servicer will be obligated to make any required Monthly Advance if the Subservicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing Agreement. Each of the Master Servicer and the Subservicer, as applicable, will be entitled to recover any advances made by it with respect to a Asset out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Assets.

The purpose of making Monthly Advances is to ensure continuity in cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Assets due to reductions made by a bankruptcy court in the amount of a Scheduled Monthly Payment owed by a borrower or a reduction of the applicable asset rate by application of the Servicemembers’ Civil Relief Act or similar laws.

The Transfer and Servicing Agreement also provides that the Subservicer may enter into a facility with any person which provides that such person may fund Monthly Advances or Servicing Advances, although no such facility shall reduce or otherwise affect the obligations of the Subservicer to fund such Monthly Advances or Servicing Advances. Any Monthly Advances or Servicing Advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Subservicer.

Collection of Taxes, Assessments and Similar Items

The Subservicer will, to the extent required by the related loan documents and permitted by law, maintain escrow accounts for the collection of standard hazard insurance premiums and real estate taxes and assessments with respect to the related Assets, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Subservicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such subservicer’s employees.

Evidence as to Servicing Compliance

The Subservicer must provide the Master Servicer and the Securities Administrator with a copy of its audited financial statements for the year and (and in the case of the Master Servicer, only in the event it is directly servicing any of the Assets as a successor Subservicer) a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing these statements, it reviewed the results of the Subservicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers. In addition, the Subservicer will be required to deliver an officer’s certificate to the effect that the Subservicer has fulfilled its obligations under the Transfer and Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

THE INDENTURE TRUSTEE

                    , will act as Indenture Trustee of the trust (the “Indenture Trustee”). The mailing address of the Indenture Trustee’s corporate trust office (the “Corporate Trust Office”) is:

_____________________________________

_____________________________________

_____________________________________

Telephone: ( ) -

The Indenture requires the Indenture Trustee or a Note Registrar to maintain, at their own expense, an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Indenture Trustee in respect of the Notes pursuant to the Indenture may be served.

THE OWNER TRUSTEE AND SECURITIES ADMINISTRATOR

                    , a Delaware banking corporation, will act as owner trustee under the Owner Trust Agreement. The owner trustee’s principal offices are located at:                     . The Owner Trustee will be entitled to an annual fee (the “Owner Trustee Fee”) that will be paid by the Securities Administrator from funds on deposit in the Collection Account.

                    , will be the Securities Administrator (the “Securities Administrator”). The Securities Administrator will perform certain administrative functions required under the Owner Trust Agreement, the Indenture and the Transfer and Servicing Agreement. The Securities Administrator’s compensation will be paid by the Master Servicer from the Master Servicing Fee.                     , will also serve as the Master Servicer and the Custodian and will perform the duties required of the Master Servicer and the Custodian in the Transfer and Servicing Agreement and the Custodial Agreement, respectively.

THE INDENTURE

The Notes will be issued in accordance with the indenture, dated as of                          , 200   (the “Indenture”), by and among the Issuer, the Indenture Trustee and the Securities Administrator.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Indenture and the Notes. In addition to the provisions of the agreements summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Indenture. See also “Certain Terms of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the Indenture” in the Prospectus. This summary of the provisions of the Indenture does not purport to be complete.

Termination of the Indenture

The Indenture will terminate when (a) the Transfer and Servicing Agreement has been terminated; (b) all Notes have been delivered to the Note Registrar for cancellation; (c) all Notes not delivered to the Note Registrar for cancellation (1) have become due and payable, (2) will become due and payable at the applicable Maturity Date within one year or (3) are to be called for redemption within one year; and (d) the Issuer has paid or caused to be paid all other sums payable under the Indenture by the Issuer and all other conditions under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

Supplemental Indentures

A supplemental indenture may be entered into without the consent of the Noteholders for the following purposes:

•	to correct the description of any property subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

•	to evidence the succession of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer in the Indenture and in the Notes;

•	to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power conferred upon the Issuer in the Indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

•	(A) to cure any ambiguity, (B) to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provisions in the Indenture or in any supplemental indenture or to conform the provisions thereof to those of the Prospectus and this Prospectus Supplement, (C) to obtain or maintain a rating for a Class of Notes from a nationally recognized statistical rating organization, (D) to make any other provisions with respect to matters or questions arising under the Indenture. No such supplemental indenture shall adversely affect in any material respect the interests of any Noteholder not consenting thereto;

•	to evidence and provide for the acceptance of the appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one trustee; or

•	to modify, eliminate or add to the provisions of the Indenture to effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

In addition, a supplemental indenture may be entered into by the Issuer and the Indenture Trustee, with the consent of Noteholders representing not less than 66 2/3% of the then-outstanding Notes by Note Principal Amount, to add any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or to modify the rights of the Noteholders under the Indenture.

No supplemental indenture shall, without the consent of the Noteholder of each Note affected, adversely affect the interests of such Noteholders by

•	reducing the amount of, or delay the timing of, payments in respect of any Note,

•	altering the obligations of the Subservicer or the Master Servicer to make an Advance or altering the servicing standards set forth in the Transfer and Servicing Agreement,

•	reducing the aforesaid percentages of Notes the Noteholders of which are required to consent to any such supplemental indenture, without the consent of the Noteholders of all Notes affected thereby, or

•	permitting the creation of any lien ranking prior to or on parity with the lien of the Indenture with respect to any part of the Trust Fund or terminating the lien of the Indenture on any property at any time or depriving any Noteholder of the security provided by the lien of the Indenture.

Indenture Events of Default

An event of default under the Indenture (an “Indenture Event of Default”) will consist of:

•	a default in the payment of any Current Interest on the Notes when such Current Interest becomes due and payable, and such default continues for a period of five days;

•	failure to pay the entire principal of any Note when such principal becomes due and payable on a Payment Date or on the Maturity Date;

•	failure to perform any covenant, agreement, representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant to or in connection with the Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default continues for a period of 30 days after notice has been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing at least 25% of the then-outstanding Notes by Note Principal Amount. Such written notice shall specify the default, require it to be remedied and state that such notice is a notice of Indenture Default under the Indenture;

•	the filing of a decree or order for relief by a court in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Fund, or ordering the winding-up or liquidation of the Issuer’s affairs, inasmuch as such decree or order remains unstayed and in effect for a period of 60 consecutive days;

•	if the Trust becomes subject to federal income tax; or

•	the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Fund, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as they become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

Remedies

If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction of the Noteholders representing a majority of the then-outstanding most senior Class of Notes by Note Principal Amount shall, do one or more of the following:

•	institute proceedings to collect all amounts payable on the Notes, enforce any judgment obtained and collect any moneys adjudged due;

•	institute proceedings for the complete or partial foreclosure of the Indenture;

•	exercise any remedies of a UCC secured party and take appropriate action to enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

•	sell the Trust Fund at one or more public or private sales.

The Indenture Trustee may not sell or liquidate the Trust Fund unless

•	the proceeds distributed to the Noteholders are sufficient to discharge all amounts due and unpaid on the Notes for principal and interest; or

•	the Indenture Trustee determines that the Trust Fund will not continue to provide sufficient funds to pay principal and interest on the Notes, and the Indenture Trustee obtains the consent of Noteholders evidencing 66 2/3% of the then-outstanding Notes by Note Principal Amount.

Acceleration of Maturity; Rescission and Annulment

If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may, or at the direction of Noteholders representing a majority of the then-outstanding most senior Class of Notes by Note Principal Amount shall, declare all Notes to be immediately due and payable.

After a declaration of acceleration of maturity, Noteholders representing a majority of the then-outstanding most senior Class of Notes by Note Principal Amount may rescind the declaration if:

•	the Issuer has deposited with the Securities Administrator a sum sufficient to pay all amounts due on all affected Notes and all sums paid or advanced by the Indenture Trustee and reasonable compensation, expenses and advances of the Indenture Trustee; and

•	all Indenture Events of Default, other than nonpayment of principal due solely by declaration of acceleration, have been cured or waived.

Collection of Indebtedness and Suits for Enforcement by Indenture Trustee

If a default occurs and continues for five days in the payment of any Current Interest on any Note or if a default occurs in the payment of principal of any Note, the Issuer will pay to the Indenture Trustee the entire amount due and payable on such Notes, with interest on the overdue principal and on overdue installments of interest. The Issuer will pay such amounts as sufficient to cover the costs and expenses of collection.

If the Issuer fails to pay such amounts, the Indenture Trustee may institute a proceeding to collect the sums due and unpaid out of the property of the Issuer upon such Notes the moneys adjudged or decreed to be payable.

Priorities

If the Indenture Trustee collects any money or property, it shall pay out the money or property in the following order:

•	First: to the Indenture Trustee, for costs or expenses, including reasonable out-of-pocket attorneys’ fees, incurred in connection with the enforcement of remedies and for any other unpaid amounts due to the Indenture Trustee, to the Master Servicer, the Securities Administrator and all other agents for any amounts due and owing to them under the Transfer and Servicing Agreement, and to the Owner Trustee, to the extent of any fees and expenses due and owing to it and for any other unpaid amounts due to the Owner Trustee;

•	Second: to the Master Servicer and Subservicer for any fees then due and unpaid and any unreimbursed Advances;

•	Third: to the Notes, all accrued and unpaid interest thereon and amounts in respect of principal according to the priorities set forth in the Transfer and Servicing Agreement. Accrued and unpaid interest shall be paid to Noteholders of each Class of Notes before any payments in respect of principal; and

•	Fourth: to the Ownership Certificateholder.

Limitation of Suits

No Noteholder has any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

•	such Noteholder has previously given written notice to the Indenture Trustee of a continuing Indenture Event of Default;

•	Noteholders evidencing at least 25% of the then-outstanding Notes by Note Principal Amount have made written request to the Indenture Trustee to institute such proceeding;

•	such Noteholder or Noteholders have offered reasonable indemnity to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

•	directions inconsistent with such written request have not been given to the Indenture Trustee during such 60-day period by Noteholders evidencing a majority of the then-outstanding Notes by Note Principal Amount.

Control by Noteholders

Noteholders evidencing of a majority of the then-outstanding Notes by Note Principal Amount have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

•	such direction shall not conflict with any rule of law or with the Indenture;

•	any direction to the Indenture Trustee to sell or liquidate the Trust must be submitted by the Noteholders evidencing no less than 66 2/3% of the then-outstanding Notes by Note Principal Amount if the proceeds of such sale or liquidation would not be sufficient to pay the Notes in full and certain administrative expenses;

•	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

The Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders.

Waiver of Past Defaults

Prior to declaring the acceleration of the maturity of the Notes, Noteholders evidencing at least a majority of the then-outstanding Notes by Note Principal Amount may waive, in writing, any past default or Indenture Event of Default except a default (a) in payment of principal or interest on any Notes or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of each Noteholder. In the event of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Event of Default shall be deemed to have been cured and not to have occurred.

Replacement of Indenture Trustee

No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until acceptance of such appointment by the successor Indenture Trustee. The Indenture Trustee may resign at any time by giving 90 days’ written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency. No such resignation shall be effective until a successor Indenture Trustee is appointed and accepts such appointment. The Issuer shall remove the Indenture Trustee if:

•	the Indenture Trustee fails to comply with the eligibility requirements;

•	the Indenture Trustee is adjudged bankrupt or insolvent;

•	a receiver or other public officer takes charge of the Indenture Trustee; or

•	the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the surviving or transferee corporation shall be the successor Indenture Trustee. Such corporation or banking association shall be otherwise qualified and eligible under the Indenture.

THE TRANSFER AND SERVICING AGREEMENT

Certain provisions regarding the Notes will be contained in the Transfer and Servicing Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Transfer and Servicing Agreement. In addition to the provisions of the agreements summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Transfer and Servicing Agreement. See also “Certain Terms of the Pooling and Servicing Agreement, Transfer and Servicing Agreement and the Indenture” in the Prospectus. This summary of the provisions of the Transfer and Servicing Agreement does not purport to be complete.

Voting Rights

Noteholders will hold 98% of all voting rights under the Transfer and Servicing Agreement. The voting rights of the Trust will be allocated to each Class of Notes in proportion to their respective Class Principal Amounts. The Ownership Certificateholder will have the remaining 2% of all voting rights.

Amendment

The Transfer and Servicing Agreement may be amended from time to time by the parties thereto and the Ownership Certificateholder, without notice to or the consent of any of the Noteholders:

•	to cure any ambiguity;

•	to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes or the Ownership Certificate, the Trust or the Transfer and Servicing Agreement in the Prospectus, or to correct or supplement any provision in the Transfer and Servicing Agreement which may be inconsistent with any other provisions therein or in any other operative agreement, to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement; or

•	to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations.

In addition, the Transfer and Servicing Agreement may be amended from time to time by the parties thereto, with the consent of the Noteholders representing 66 2/3% of the voting rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Notes.

No amendment may:

•	reduce in any manner the amount of, or delay the timing of, payments which are required to be made on any Class of Notes, without the consent of the Noteholders of such Class of Notes; or

•	reduce the aforesaid percentages of voting interest.

Subservicer Events of Default

Each of the following shall constitute an event of default on the part of the Subservicer (each, a “Subservicer Event of Default“):

•	any failure by the Subservicer to remit to the Master Servicer any payment required to be made under the terms of the Transfer and Servicing Agreement;

•	failure by the Subservicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer set forth in the Transfer and Servicing Agreement, including, but not limited to, breach by the Subservicer of any one or more of the representations, warranties and covenants of the Subservicer, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer or the Indenture Trustee;

•	failure by the Subservicer to maintain its license to do business in any jurisdiction where the mortgaged property is located if such license is required;

•	a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

•	the Subservicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of its assets;

•	the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days;

•	the Subservicer ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or

•	the Subservicer attempts to assign its right to servicing compensation or to assign the Transfer and Servicing Agreement or the servicing responsibilities thereunder or to delegate its duties thereunder or any portion thereof in violation of the applicable provisions of the Transfer and Servicing Agreement.

Master Servicer to Act as Subservicer

The Master Servicer is entitled to terminate the rights and obligations of the Subservicer upon the occurrence of a event of default in respect of the Subservicer, in which case the Master Servicer shall appoint a successor subservicer for the servicing of the Assets.

The Master Servicer will provide written notice of the Subservicer’s termination to the Subservicer and the Servicing Rights Owner at least 15 Business Days prior to such termination’s effectiveness. Upon receipt of such notice, the Servicing Rights Owner may nominate a successor subservicer to the Master Servicer. If the Master Servicer does not reasonably object to the proposed successor subservicer, the Master Servicer shall appoint such proposed successor subservicer as the successor subservicer. If the Master Servicer does reasonably object to the proposed successor subservicer, the Servicing Rights Owner may propose a second successor subservicer. If the Master Servicer objects in its sole discretion to the second proposed successor subservicer, it will appoint a successor servicer who will assume the Subservicer’s obligations.

Master Servicer Events of Default

An event of default with respect to the Master Servicer (a “Master Servicer Event of Default”) will consist of:

•	any failure by the Master Servicer to remit to the Securities Administrator for payment to the Noteholders any funds required to be remitted by the Master Servicer under the terms of the Transfer and Servicing Agreement;

•	after receipt of notice from the Indenture Trustee, any failure of the Master Servicer to make any Advances required to be made under the Transfer and Servicing Agreement;

•	any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Transfer and Servicing Agreement, or the breach by the Master Servicer of any representation and warranty contained in the Transfer and Servicing Agreement, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Noteholders representing 66- 2/3 percent of the total voting rights and (ii) actual knowledge of such failure by a servicing officer of the Master Servicer;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

•	insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Master Servicer Events of Default

So long as a Master Servicer Event of Default under the Transfer and Servicing Agreement remains unremedied, the Indenture Trustee, by notice in writing to the Master Servicer, may, and shall, if so directed by Noteholders evidencing at least 66- 2/3% of the voting rights), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer of the Assets, as provided in the Transfer and Servicing Agreement. If this occurs, the Indenture Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the Master Servicer under the Indenture, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Transfer and Servicing Agreement would not adversely affect the servicing of the Assets, including the loss and delinquency experience of the Assets.

Noteholders representing 66 2/3% of the voting rights may waive any Master Servicer Event of Default, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Noteholders.

Payment Date Reports

On each Payment Date, the Securities Administrator shall make available to the Indenture Trustee, each Noteholder and the Ownership Certificateholder, a report containing information with respect to such Payment Date, including, without limitation, the following items:

•	the Current Interest of each Class of Notes and the calculation thereof;

•	the Note Interest Rate with respect to each Class of Notes;

•	the Interest Proceeds;

•	the Principal Proceeds, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to Scheduled Principal Payments and unscheduled payments in the nature of principal;

•	the Principal Payment Amount, separately stating the Overcollateralization Release Amount and the Interest Support Amount;

•	the Class Principal Amount of each Class of Notes, after giving effect to payments allocated to principal reported;

•	the Class Principal Payment Amount for each Class of Notes;

•	the amount of any payment to the Ownership Certificateholder;

•	the amount of any Realized Losses incurred with respect to the Assets in the applicable Prepayment Period and in the aggregate since the Cut-off Date;

•	for each Class of Notes the Class Impairment Amount and Class Incremental Impairment Amount prior to giving effect to payments made on that Payment Date and the Class Impairment Amount after giving effect to payments made on that Payment Date;

•	the amount of the Servicing Rights Fees, Master Servicing Fees and Subservicing Fees paid for the Due Period to which such Payment Date relates;

•	the total number of Assets, the aggregate Scheduled Principal Balance of all the Assets as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal;

•	the number and aggregate Scheduled Principal Balance of Assets, as reported by the Subservicer: (i) remaining outstanding, (ii) delinquent 30 to 59 days on a contractual basis, (iii) delinquent 60 to 89 days on a contractual basis, (iv) delinquent 90 or more days on a contractual basis, (iv) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the related Prepayment Period, (v) in bankruptcy, and (vi) that are REO Properties;

•	the aggregate Scheduled Principal Balance of any Assets with respect to which the related mortgaged property became an REO Property as of the close of business on the last Business Day of the related Prepayment Period;

•	with respect to substitution of Assets in the preceding calendar month, the Scheduled Principal Balance of each Deleted Asset and of each Qualified Substitute Asset;

•	the aggregate amount of Monthly Advances or Servicing Advances made by or on behalf of the Subservicer (or the Master Servicer) solely to the extent reported to the Securities Administrator by the Master Servicer;

•	the amount of any Monthly Excess Cash Flow and the Overcollateralization Amount after giving effect to the payments made on such Payment Date; and

•	LIBOR with respect to such Payment Date and the following Interest Accrual Period.

Resignation of Master Servicer

No resignation of the Master Servicer shall become effective until the Indenture Trustee shall have assumed, or a successor Master Servicer appointed by the Indenture Trustee shall have assumed, the Master Servicer’s obligations under the Transfer and Servicing Agreement. Notice of resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

Limitation on Liability and Indemnification

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Indenture Trustee, the Noteholders or the Ownership Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Transfer and Servicing Agreement, or for errors in judgment. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Transfer and Servicing Agreement, Notes or the Ownership Certificate other than loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.

The Master Servicer agrees to indemnify the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner and the Subservicer against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Servicing Rights Owner or the Subservicer may sustain as a result of the failure of the Master Servicer to perform its duties. No provision of the Transfer and Servicing Agreement relieves the Master Servicer from liability for its own negligence or its own willful misconduct. No implied covenants or obligations shall be read into the Transfer and Servicing Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of the Transfer and Servicing Agreement.

Acts of the Noteholders

Whenever action, consent or approval by a Noteholder is required under the Transfer and Servicing Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if Noteholders representing 66 2/3% of the voting rights agree to take such action or give such consent or approval.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Hunton & Williams LLP, counsel to First NLC Securitization, Inc., for federal income tax purposes, (a) the Notes will be characterized as debt insofar as they are held by persons unrelated to the holder of the ownership certificate and (b) as of the Closing Date, the Trust will not be classified as [one or more taxable mortgage pools within the meaning of Section 7701(i) of the Code] [an association taxable as a corporation or a publicly traded partnership]. Each Noteholder, by the acceptance of a Note, will be deemed to have agreed to treat its Note as a debt instrument for federal and state income taxes and any other tax measured by income. See “Material Federal Income Tax Consequences” in the Prospectus for additional information concerning the application of federal income tax laws to the trust and the Notes.

[In the event that the Trust is treated as one or more taxable mortgage pools for federal income tax purposes and is no longer wholly owned by a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or a qualified REIT subsidiary, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. In the event that federal income taxes are imposed on the Trust, the cash flow available to make payments on the Notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the Trust, which could result in a temporary stay of payments on the Notes or a consequential redemption of the Notes at a time earlier than anticipated. In order to prevent the trust from becoming subject to corporate income tax, the Owner Trust Agreement sets out certain restrictions on the transferability of the Ownership Certificate. These restrictions are intended to limit the transfer of the Ownership Certificate to (i) a single entity that qualifies as a REIT, a qualified REIT subsidiary, or an entity that is disregarded for federal income tax purposes and that is wholly owned by a REIT or qualified REIT subsidiary, (ii) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes, or (iii) any other entity, provided that an opinion of nationally recognized tax counsel is obtained to the effect that, as of the transfer date, the Trust will not be treated as one or more taxable mortgage pools for federal income tax purposes (each of (i), (ii) and (iii) above a “Permitted Transferee“). As a result, it is not anticipated that the Trust will become subject to corporate income tax. See “Material Federal Income Tax Consequences” in the accompanying prospectus.]

The Notes, depending on their issue prices, may be treated as having been issued with original issue discount. As a result, holders of the Notes may be required to recognize income with respect to the Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for the purpose of computing original issue discount for federal income tax purposes will be a rate equal to 100% of the Prepayment Assumption.

The Notes will not be treated as mortgages described in Section 7701(a)(19)(C) of the Code or “real estate mortgages” under Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Notes also will not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

[Upon the issuance of the Notes, the owner of the Ownership Certificates or one of its affiliates that is a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or qualified REIT subsidiary may also acquire beneficial ownership of certain Classes or a portion of certain Classes of Notes (the “Retained Notes”). In this event, because the owner of the Retained Notes will also be the owner of the Ownership Certificate, the Retained Notes would not be considered issued and outstanding for federal income tax purposes. Consequently, any such

Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party is treated as holding both the Retained Notes and the Ownership Certificate for federal income tax purposes. If the Retained Notes were sold to a taxable REIT subsidiary or a party unaffiliated with the owner of the Ownership Certificate, then the Retained Notes would become characterized as debt instruments for federal income tax purposes as of the time of the sale if: (i) the owner of the Ownership Certificate is a Permitted Transferee; (ii) no modifications have been made to the transaction documents as of the date of such sale; (iii) the rating of the Retained Notes as of the date of such sale is not lower than the rating for such Retained Note as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the Closing Date tax opinion regarding the status of the Notes as debt. Unless the Retained Notes are sold to a taxable REIT subsidiary or a party unaffiliated with the owner of the Ownership Certificate and meet the conditions described above, they will be subject to the same transfer restrictions as the Ownership Certificate.]

Prospective investors in the Notes should see “Material Federal Income Tax Consequences” and “State Tax Considerations” in the accompanying prospectus for a discussion of the application of certain federal income and state and local tax laws to the issuer and purchasers of the Notes.

LEGAL INVESTMENT CONSIDERATIONS

The Notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Notes, however, will be subject to general regulatory considerations governing investment practices under state and federal laws. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

General

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), impose restrictions on retirement plans and other employee benefits plans or arrangements (the “Plans”) and on persons who are parties in interest or disqualified persons (“Parties in Interest”) with respect to the Plans. Some employee benefit plans, such as governmental plans and church plans are not subject to the restrictions of ERISA, and assets of these plans may be invested in the Notes without regard to ERISA considerations, subject to other federal and state law. However, a governmental or church plan that is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules of section 503 of the Code. Any plan fiduciary that proposes to cause a plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the Notes. See “ERISA Considerations” in the accompanying prospectus.

Investments by Plans are also subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

Prohibited Transactions and The Plan Asset Regulation

Section 406 of ERISA prohibits Parties in Interest from engaging in transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA, on Parties in Interest that engage in non-exempt prohibited transactions.

The United States Department of Labor (“DOL”) has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the “Plan Asset Regulation”). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be “plan assets” such that any person who exercises control over such assets would be subject to ERISA’s fiduciary standards. Under the Plan Asset Regulation, generally, when a Plan invests in another entity, the Plan’s assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the Plan investor unless exceptions not applicable here apply.

Under the Plan Asset Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the Plan Asset Regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in questions. In the preamble to the Plan Asset Regulation, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered “substantial,” noting that the question of whether a Plan’s interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan’s investment would be a practical vehicle for the indirect provision of investment management services.

The Issuer expects that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exception applies, the Trust could be considered to hold plan assets by reason of a Plan’s investment in the Notes. If the Notes are not treated as equity interests in the Trust for purposes of the Plan Asset Regulation, a Plan’s investment in the Notes would not cause the assets of the Trust to be deemed plan assets. However, the Depositor, the Master Servicer, the Subservicer, the Indenture Trustee, and the Owner Trustee may be the sponsor of or investment advisor with respect to one or more Plans. In that case, the acquisition or holding of the Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code. In addition, because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any such parties has investment authority might be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the Notes may not be purchased using the assets of any Plan if the Depositor, the Master Servicer, the Subservicer, the Indenture Trustee, or the Owner Trustee has investment authority with respect to such assets unless one of the investor-based exemptions to the prohibited transaction rules described below applies.

As mentioned above, although it is not free from doubt, the Issuer believes that, as long as the Notes have an investment grade rating, they should be treated as debt without substantial equity features for purposes of the Plan Asset Regulation; however, no Plan may purchase a Note unless it is subject to one or more exemptions such as prohibited transaction class exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.” In addition, each purchaser or proposed transferee of a Note will be required to represent to the Indenture Trustee either (a) that it is not, and is not purchasing the Notes with the assets of, an employee benefit plan subject to Title I of ERISA, or a plan subject to section 4975 of the Code, or a governmental plan or church plan that is subject to any provisions of applicable federal, state or local law substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”), or (b) that its acquisition and holding of the Notes will not constitute or result in a nonexempt prohibited transaction under ERISA, or the Code or Similar Law. Any holder of a book-entry Note will be deemed to make the representation in either (a) or (b) above.

If the Notes are deemed to be equity interests in the Trust, the Trust could be considered to hold plan assets by reason of a Plan’s investment in the Notes. In such an event, the Master Servicer and other persons exercising management or discretionary control over the assets of the Trust may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Trust’s assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Trust by a Plan.

Review by Plan Fiduciaries

Any plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Notes to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

USE OF PROCEEDS

The net proceeds from the sale of the Notes will represent the purchase price to be paid by the Trust to the Depositor for the Assets and will be applied by the Depositor to acquire the Assets from the Sellers and to make certain initial payments under the Cap Agreement.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement“), dated                                          , 200  , among the Depositor,                      (the “Lead Underwriter“) and                      (the “Co-Underwriter and, together with the Lead Underwriter, the “Underwriters“), the depositor has agreed to sell, and the Underwriters have severally agreed to purchase from the Depositor, the initial Class Principal Amount of the Notes set forth under their name below.

Class	Lead Underwriter	Co-Underwriter
A
M

The Depositor has been advised that the Underwriters may distribute the Notes by selling the Notes purchased by them to or through dealers, at the prices set forth on the cover page, and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions, and that the Underwriters may allow and such dealers may reallow a reallowance discount.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase their allocated portion of the Notes offered hereby if they purchase any of such Notes.

Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Notes.

Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act“), or contribute to payments the related Underwriter may be required to make for these liabilities.

LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by Hunton & Williams LLP.

RATINGS

It is a condition to the issuance of the Notes that they receive ratings as set forth on page S-iv. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of Scheduled Monthly Payments on the Assets. The rating takes into consideration the characteristics of the Assets and the structural and legal aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments. The ratings do not address the possibility of Noteholders receiving payments in respect of Basis Risk Shortfalls, if any.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Notes by any rating agency other than the rating agencies identified on page S-iv. There can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies.

CERTAIN CHARACTERISTICS OF THE ASSETS

The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Assets having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the aggregates due to rounding. The Original Loan-to-Value Ratio or Original LTV shown in the tables is the Loan-to-Value Ration with respect to first lien Assets and Combined Loan-to-Value Ratio with respect to second lien Assets as defined in the Prospectus Supplement.

Cut-Off Date Scheduled Principal Balances — Assets

Range of Scheduled Principal Balances ($)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$		%
—
—
—
—
—
—
—
—
—
—
—
—
—
Total:		$		%

The average Cut-off Date Scheduled Principal Balance is approximately $                    .

Mortgage Rates — Assets

Range of Asset rate (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$		%
—
—
—
—
—
—
—
—
Total:		$		%

The weighted average Asset rate is approximately     %.

Original Terms to Maturity — Assets

Range of Original Maturities (months)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$		%
—
—
Total:		$		%

The weighted average original term to maturity is approximately      months.

Remaining Terms to Maturity — Assets

Range of Original Maturities (months)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$		%
—
—
Total:		$		%

The weighted average remaining term to maturity is approximately      months.

Original Loan-to-Value Ratios — Assets

Range of Loan-to-Value Ratios (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$		%
—
—
—
—
—
—
—
—
—
Total:		$		%

The weighted average original loan-to-value is approximately     %.

Geographic Distribution — Assets

Geographic Distribution	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$		%
—
—
—
—
—
—
—
—
—
—
Total:		$		%

Property Type — Assets

Property Type	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Single Family		$		%
Planned Unit Development
Condominium
Two- to Four-Family
Multifamily Mixed use Manufactured Home Cooperative
Other
Total:		$		%

Loan Purpose — Assets

Loan Purpose	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Purchase
Rate/Term Refinance
Cash Out Refinance
Total:		$		%

Occupancy Status — Assets

Occupancy Status	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Primary Home		$		%
Investment
Second Home
Total:		$		%

Loan Documentation — Assets

Loan Documentation	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Full Documentation		$		%
Limited Documentation
No Documentation
Total:		$		%

Prepayment Premium Years — Assets

Prepayment Premium (Years)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$		%
—
—
—
—
—
—
Total:		$		%

Loan Type — Assets

Loan Type	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Fully Amortizing		$		%
Balloon
Total:		$		%

Adjustable Rate Assets

Gross Margins of the Adjustable Rate Assets

Range of Gross Margins (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average Gross Margin for Adjustable Rate Assets is approximately     %.

Maximum Rates of the Adjustable Rate Assets

Range of Maximum Rates (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average Maximum Rate for Adjustable Rate Assets is approximately     %.

Minimum Rates of the Adjustable Rate Assets

Range of Minimum Rates (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average Minimum Rate for Adjustable Rate Assets is approximately     %.

Next Adjustment Date of the Adjustable Rate Assets

Next Adjustment Date	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

Initial Periodic Caps of the Adjustable Rate Assets

Initial Periodic Cap (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average of the Initial Periodic Caps of the Adjustable Rate Assets is approximately     %.

Subsequent Periodic Caps of the Adjustable Rate Assets

Subsequent Periodic Cap (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average of the Subsequent Periodic Caps of the Adjustable Rate Assets is approximately     %.

Annex B

Assumed Asset Characteristics

Asset Type	Principal Balance ($)	Gross Asset Rate (%)	Net Asset Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Next Rate Adjustment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Periodic Cap (%)	Sub-sequent Periodic Rate	Rate Adjustment Frequency (months)	Remaining Amortization Term (months) (1)	Remaining Interest Only Term (months) (2)
1
2
3
4
5
6
7
8
9
10
11

(1)	Each Asset has an original amortization that is the same as its original term to maturity[, except for Balloon Loans, substantially all of which have an original amortization of 360 months].
(2)	Assumed Assets which provide for monthly payments of interest at the Asset rate but no payments of principal for a specified term.

Annex C

Certificate Principal Balance Decrement Tables

Percentage of Initial Class Principal Amount of the Class A-1 and Class A-2

Certificates Outstanding at the Following Percentages of the Prepayment Assumption

	Class A-1 Certificates					Class A-2 Certificates					Class A-3 Certificates
	%	100%	120%	150%	200%	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100

Weighted Average Life in Years:
Without Optional Termination
With Optional Termination

Percentage of Initial Class Principal Amount of the Class M-1 and Class M-2

Certificates Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-1 Certificates					Class M-2 Certificates
	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage

Weighted Average Life in Years:
Without Optional Termination
With Optional Termination

Index of Terms

Page
80+ LTV Loans	S-46
Adjustable Rate Assets	S-45
Adjusted Class Principal Amount	S-24
Adjustment Date	S-46
Amended and Restated Owner Trust Agreement	S-40
Asset Pool	S-20
Asset Schedule	S-41
Assets	S-20
Available Class Principal Payment Amount	S-24
Available Class Principal Payment Fraction	S-24
Available Funds Rate	S-24
Balloon Loans	S-46
Balloon Payments	S-46
Basis Risk Shortfall	S-24
Beneficial Owner	S-21
Book-Entry Notes	S-21
Business Day	S-24
Cap Agreement	S-43
Cap Notional	S-43
Cap Payment	S-43
Cap Provider	S-44
Class A Notes	S-20
Class Current Ratio	S-24
Class Impairment Amount	S-25
Class Incremental Impairment Amount	S-25
Class M Notes	S-20
Class Principal Amount	S-25
Class Principal Payment Amount	S-25
Class Total Impairment Amount	S-25
Closing Date	S-2
Code	S-78
Collection Account	S-21
Combined Loan-to-Value Ratio	S-45
Compensating Interest Payment	S-61
Corporate Trust Office	S-64
Co-Underwriter	S-81
CPR	S-37
Cumulative Realized Loss Rate	S-25
Current Fraction	S-25
Current Interest	S-25
Custodial Account	S-21
Custodian	S-41
Cut-off Date	S-45
Cut-off Date Balance	S-45
Deferred Interest	S-26
Definitive Note	S-21
Delinquency Rate	S-26
Depositor	S-21
DOL	S-79
DTC	S-21
Due Date	S-26
Due Period	S-26
ERISA	S-6
First NLC	S-50
Fixed Rate Assets	S-45
Formula Principal Payment Amount	S-26
Formula Rate	S-26
Gross Margin	S-47
HEP	S-37
Indenture	S-65
Indenture Event of Default	S-66
Indenture Trustee	S-64
Index	S-47
Initial Cap	S-47
Initial Trust Agreement	S-40
Interest Accrual Period	S-26
Interest Proceeds	S-26
Interest Support Amount	S-27
Issuer	S-40
Lead Underwriter	S-81
LIBOR	S-29
LIBOR Business Day	S-30
LIBOR Determination Date	S-29
Loan-to-Value Ratio	S-45
Margin Stepup Date	S-27
Master Servicer	S-58
Master Servicer Event of Default	S-73
Master Servicing Fee	S-61
Master Servicing Fee Rate	S-61
Maturity Date	S-32
Maximum Rate	S-47
MERS	S-41
Minimum Rate	S-47
Modeling Assumptions	S-38
Monthly Advance	S-62
Monthly Excess Cash Flow	S-27
Net Asset Rate	S-27
Note Interest Rate	S-27
Note Principal Amount	S-27
Noteholders	S-21
Notes	S-20
Original Loan-to-Value Ratio	S-46
Originator	S-40
Overall Target Ratio	S-27
Overcollateralization	S-8
Overcollateralization Amount	S-27
Overcollateralization Release Amount	S-27

Owner Trustee Fee	S-64
Ownership Certificate	S-40
Parties in Interest	S-78
Payment Account	S-21
Payment Date	S-2
Penalty Period	S-46
Percentage Interest	S-22
Periodic Cap	S-47
Permitted Transferee	S-77
Plan Asset Regulation	S-79
Plans	S-78
Prepayment Assumption	S-37
Prepayment Interest Shortfall	S-28
Prepayment Period	S-28
Prepayment Premium	S-46
Principal Payment Amount	S-28
Principal Proceeds	S-28
PTCE	S-79
Qualified Substitute Asset	S-42
Record Date	S-22
Reference Banks	S-30
Repurchase Price	S-42
Reserve Interest Rate	S-30
Rolling Three Month Delinquency Rate	S-28
Scheduled Monthly Payment	S-45
Scheduled Principal Balance	S-45
Securities Act	S-81
Securities Administrator	S-64
Seller	S-40
Servicing Advance	S-62
Servicing Rights Fee	S-61
Servicing Rights Fee Rate	S-61
Servicing Rights Owner	S-58
Similar Law	S-80
Six-Month LIBOR Index	S-47
SMMEA	S-78
Stepdown Date	S-28
Strike Rate	S-43
Subsequent Assets	S-47
Subservicer	S-58
Subservicer Event of Default	S-72
Subservicer Remittance Date	S-21
Subservicing Fee	S-61
Target Available Funds Amount	S-28
Target Class Principal Payment Amount	S-29
Target Fraction	S-29
Target Overcollateralization Amount	S-29
Target Ratio	S-29
Transfer and Servicing Agreement	S-58
Trigger Event	S-29
Trust	S-40
Trust Fund	S-20
Underwriters	S-81
Underwriting Agreement	S-81
Underwriting Guidelines	S-50

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$

(Approximate)

First NLC Securitization Trust 200  -

Asset-Backed Notes, Series 200  -

First NLC Securitization, Inc.

Depositor

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

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